Exhibit 10.16








                              INTERPOOL, INC.
                             INTERPOOL LIMITED




                             $32,500,000 7.92%
                      GUARANTEED SENIOR SECURED NOTES
                            DUE October 27, 2001









                        ============================
                          NOTE PURCHASE AGREEMENT
                        ============================





                           Dated October 27, 1994

                             TABLE OF CONTENTS

                                                              Page
                                                              ----

SECTION 1.     AUTHORIZATION OF ISSUE OF NOTES  . . . . . .     1
     1.1       Issuance of Notes  . . . . . . . . . . . . .     1
     1.2       Notes  . . . . . . . . . . . . . . . . . . .     1
     1.3       Interest Rate Calculation  . . . . . . . . .     1

SECTION 2.     PURCHASE AND SALE OF NOTES; USE OF PROCEEDS      2
     2.1       Purchase and Sale of Notes . . . . . . . . .     2
     2.2       Use of Proceeds  . . . . . . . . . . . . . .     2

SECTION 3.     THE CLOSING  . . . . . . . . . . . . . . . .     2

SECTION 4.     CONDITIONS OF CLOSING  . . . . . . . . . . .     2
     4.1       Transaction Documents  . . . . . . . . . . .     3
     4.2       Legal Opinions . . . . . . . . . . . . . . .     3
     4.3       Representations and Warranties, No
               Default  . . . . . . . . . . . . . . . . . .     3
     4.4       Evidence of Title to Collateral,
               Absence of Liens on Collateral and
               Collateral Certificate . . . . . . . . . . .     3
     4.5       Corporate Proceedings and Documents  . . . .     4
     4.6       Taxes  . . . . . . . . . . . . . . . . . . .     4
     4.7       UCC Financing Statements; Applications
               to Note Liens on Certificates of Title . . .     4
     4.8       Purchase Permitted By Applicable Laws  . . .     4
     4.9       Sale of Notes to Other Purchasers  . . . . .     5
     4.10      Other Documents  . . . . . . . . . . . . . .     5
     4.11      Legal Matters  . . . . . . . . . . . . . . .     5
     4.12      Legality . . . . . . . . . . . . . . . . . .     5
     4.13      Information Certificate; Standard & Poor's
               Rating; Private Placement Number . . . . . .     5
     4.14      Placement Agent Letters  . . . . . . . . . .     6
     4.15      Expenses . . . . . . . . . . . . . . . . . .     6
     4.16      Compliance with This Agreement . . . . . . .     6

SECTION 5.     REPAYMENT; PREPAYMENT; ASSUMPTION OF NOTES;
               RELEASE OF COLLATERAL  . . . . . . . . . . .     6
     5.1       Repayment of Principal and Interest on the
               Notes  . . . . . . . . . . . . . . . . . . .     6
     5.2       Maturity . . . . . . . . . . . . . . . . . .     7
     5.3       Method of Payment  . . . . . . . . . . . . .     7
     5.4       Registration of Notes; Transfer and
               Exchange of Notes  . . . . . . . . . . . . .     7
     5.5       Optional Prepayments . . . . . . . . . . . .     9
     5.6       Interpool's Assumption of Notes; Pledge of

               Equipment  . . . . . . . . . . . . . . . . .    11
     5.7       Termination of Collateral  . . . . . . . . .    16

                                                              Page
                                                              ----

SECTION 6.     RECEIPT, DISTRIBUTION AND APPLICATION
               OF INCOME FROM THE COLLATERAL  . . . . . . .    19
     6.1       Collateral . . . . . . . . . . . . . . . . .    19
     6.2       Payment of Moneys Received With Respect

               to the Collateral  . . . . . . . . . . . . .    19
SECTION 7.     REPRESENTATIONS AND WARRANTIES OF ISSUERS  .    20
     7.1       Organization and Power . . . . . . . . . . .    20
     7.2       Trademarks, Licenses, etc. . . . . . . . . .    20
     7.3       Subsidiaries . . . . . . . . . . . . . . . .    20
     7.4       Business . . . . . . . . . . . . . . . . . .    20
     7.5       Financial Statements . . . . . . . . . . . .    21
     7.6       Taxes  . . . . . . . . . . . . . . . . . . .    21
     7.7       Litigation . . . . . . . . . . . . . . . . .    21
     7.8       Title, Liens . . . . . . . . . . . . . . . .    21
     7.9       Consent, Approval  . . . . . . . . . . . . .    22
     7.10      Compliance with Other Instruments  . . . . .    22
     7.11      Corporate Existence; Place of Business; Books
               and Records  . . . . . . . . . . . . . . . .    22
     7.12      ERISA  . . . . . . . . . . . . . . . . . . .    23
     7.13      Capital Stock  . . . . . . . . . . . . . . .    23
     7.14      Governmental Licenses  . . . . . . . . . . .    23
     7.15      Event of Default . . . . . . . . . . . . . .    23
     7.16      Offering of the Notes  . . . . . . . . . . .    24
     7.17      Margin Securities  . . . . . . . . . . . . .    24
     7.18      Use of Proceeds  . . . . . . . . . . . . . .    24
     7.19      Liabilities; Business  . . . . . . . . . . .    24
     7.20      Investment Company Act . . . . . . . . . . .    25
     7.21      Disclosure . . . . . . . . . . . . . . . . .    25
     7.22      Foreign Assets Control Regulations . . . . .    25
     7.23      Leases . . . . . . . . . . . . . . . . . . .    25
     7.24      Financed Equipment . . . . . . . . . . . . .    25
     7.25      Insurance  . . . . . . . . . . . . . . . . .    25

SECTION 8.     REPRESENTATIONS AND WARRANTIES OF
               PURCHASERS . . . . . . . . . . . . . . . . .    26
     8.1       Purchase for Investment  . . . . . . . . . .    26
     8.2       Taxpayer Status  . . . . . . . . . . . . . .    26
     8.3       Source of Funds  . . . . . . . . . . . . . .    26

SECTION 9. COVENANTS OF ISSUERS . . . . . . . . . . . . . .    27
     9.1       Maintenance of Corporate Existence . . . . .    27
     9.2       Amendments . . . . . . . . . . . . . . . . .    27
     9.3       Compliance . . . . . . . . . . . . . . . . .    28
     9.4       Taxes  . . . . . . . . . . . . . . . . . . .    28
     9.5       Preservation of Assets . . . . . . . . . . .    28
     9.6       Insurance  . . . . . . . . . . . . . . . . .    29
     9.7       Liens  . . . . . . . . . . . . . . . . . . .    30
     9.8       Litigation . . . . . . . . . . . . . . . . .    30
     9.9       Line of Business . . . . . . . . . . . . . .    30
     9.10      Chief Offices; Places of Business  . . . . .    30
     9.11      Financial Statements . . . . . . . . . . . .    31
     9.12      Books and Records  . . . . . . . . . . . . .    32
     9.13      Inspection . . . . . . . . . . . . . . . . .    33

                                                              Page
                                                              ----

     9.14      ERISA  . . . . . . . . . . . . . . . . . . .    33
     9.15      Use of Proceeds  . . . . . . . . . . . . . .    33
     9.16      Further Assurances . . . . . . . . . . . . .    34
     9.17      Government Contracts . . . . . . . . . . . .    34
     9.18      Sell, Merge, Consolidate, etc. . . . . . . .    34
     9.19      Financial Covenants  . . . . . . . . . . . .    35
     9.20      Payment of Obligations . . . . . . . . . . .    36
     9.21      Notice of Default  . . . . . . . . . . . . .    36
     9.22      Lock Box . . . . . . . . . . . . . . . . . .    37
     9.23      Additional Costs . . . . . . . . . . . . . .    37
     9.24      Transactions with Related Parties  . . . . .    38
     9.25      Permitted Investments  . . . . . . . . . . .    38
     9.26      Leases . . . . . . . . . . . . . . . . . . .    39
     9.27      Acquisition of Notes . . . . . . . . . . . .    40
     9.28      Private Offering . . . . . . . . . . . . . .    40

SECTION 10.    DEFAULT; REMEDIES OF THE PURCHASERS  . . . .    40
     10.1      Occurrence of Event of Default . . . . . . .    40
     10.2      Action Upon Event of Default . . . . . . . .    42
     10.3      Authorized to Execute Bills of Sale  . . . .    44
     10.4      Remedies Cumulative  . . . . . . . . . . . .    44
     10.5      Discontinuance of Proceedings  . . . . . . .    45
     10.6      Agreements with Respect to Remedies and
               Defaults . . . . . . . . . . . . . . . . . .    45
     10.7      Waiver of Existing Defaults  . . . . . . . .    45
     10.8      Rights of Purchasers to Receive Payment  . .    45

SECTION 11.    EXPENSES . . . . . . . . . . . . . . . . . .    46

SECTION 12.    NOTICES  . . . . . . . . . . . . . . . . . .    47

SECTION 13.    PURCHASERS AND NOTES . . . . . . . . . . . .    47
     13.1      Withholding Taxes; Information Reporting . .    47
     13.2      Satisfaction and Discharge of Agreement;
               Termination of Obligations . . . . . . . . .    48
     13.3      Amendments to This Agreement With Consent
               of Purchasers  . . . . . . . . . . . . . . .    48
     13.4      Notification on or Exchange of Notes . . . .    49

SECTION 14.    MISCELLANEOUS  . . . . . . . . . . . . . . .    49
     14.1      Oral Modification, Termination, etc. . . . .    49
     14.2      Successors and Assigns . . . . . . . . . . .    49
     14.3      Headings . . . . . . . . . . . . . . . . . .    49
     14.4      Counterparts . . . . . . . . . . . . . . . .    49
     14.5      Survival . . . . . . . . . . . . . . . . . .    49
     14.6      Governing Law; Severability  . . . . . . . .    49
     14.7      WAIVER OF JURY TRIAL; SUBMISSION TO
               JURISDICTION . . . . . . . . . . . . . . . .    50

SECTION 15.    DEFINITIONS  . . . . . . . . . . . . . . . .    50

                              LIST OF EXHIBITS

                  Exhibit A   Form of Note

                  Exhibit B   Form of Agency Agreement

                  Exhibit C   Form of Collateral Certificate

                  Exhibit D   Form of Guaranty

                  Exhibit E   Form of Security Agreement

                  Exhibit F   Form of Assumption Agreement

                  Exhibit G   Form of Information Certificate

                  Exhibit H   Form of Railcar Security Agreement

                             LIST OF SCHEDULES
                             -----------------

     Schedule 1    -   Purchasers Schedule

     Schedule 2    -   Issuers Schedule

     Schedule 3    -   Names, Addresses of and
                         Wiring Instructions for
                         Each Purchaser

     Schedule 7.1  -   Issuers' Jurisdictions of

                         Incorporation; Other
                         Jurisdictions where
                         Issuers are Qualified to
                         do Business; Chief

                         Offices of Issuers and
                         Locations of Issuers'
                         Books and Records;
                         Subsidiaries of Issuers;
                         Capital Stock of Issuers

     Schedule 7.5  -   Indebtedness of Issuers

     Schedule 8.2  -   Taxpayer Status of Purchasers

                          NOTE PURCHASE AGREEMENT

                                                           October 27, 1994


To Each of the Purchasers Named in the
 Purchaser Schedule Attached Hereto as
 Schedule 1

Ladies and Gentlemen:
Interpool, Inc., a Delaware corporation ("Interpool"), and Interpool
                                          ---------
Limited, a Barbados corporation ("Ltd." and together with Interpool, each,
                                  ---
an "Issuer" and collectively, the "Issuers"), hereby agree with the
    ------                         -------
purchasers named in Schedule 1 attached hereto (the "Purchasers") as
                    ----------                       ----------
follows:

          SECTION 1.     AUTHORIZATION OF ISSUE OF NOTES
                         -------------------------------
1.1  Issuance of Notes. (a) The Issuers will authorize the issuance and
     -----------------
sale to the Purchasers of secured promissory notes in the aggregate principal amount of $32,500,000.00, (the "Notes") pursuant to Section 1.2
                                          -----               -----------
and as indicated on Schedule 1 attached hereto, each of which Notes is to
                    ----------
be dated the Closing Date and (b) Interpool will authorize the assumption by Interpool of any or all the Notes.

1.2  Notes. Interpool will issue Notes in the aggregate principal amount of
     -----
nine million dollars and no cents ($9,000,000); and Ltd. will issue Notes in the aggregate principal amount of twenty three million five hundred thousand dollars and no cents ($23,500,000); which Notes shall be in the aggregate principal amount of $32,500,000.00, shall mature on the seventh
(7th) anniversary of the Closing Date, shall bear interest on the unpaid balance thereof from the Closing Date until the principal thereof shall become due and payable at the rate of 7.92% per annum quarterly in arrears commencing on January 27, 1994 and on overdue payments at the rate specified therein, and shall be substantially in the form of Exhibit A
                                                             ---------
attached hereto. The term "Notes" as used herein shall include each such Note delivered pursuant to any provision of this Agreement and each such Note delivered in substitution or exchange for any other Note pursuant to any such provision.

1.3  Interest Rate Calculation.  Interest shall be calculated on the basis
     -------------------------
of a 360-day year of twelve 30-day months.

          SECTION 2.     PURCHASE AND SALE OF NOTES; USE OF PROCEEDS
                                                            --------
2.1  Purchase and Sale of Notes.  Each of the Issuers hereby agrees to sell
     --------------------------
to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from such Issuer one or more Notes each in the respective principal amount set forth opposite such Issuer's and Purchaser's respective name on Schedule 1 attached hereto at 100% of such aggregate
                   ----------
principal amount.  Each purchase is a separate and several purchase.

2.2  Use of Proceeds.  The proceeds of the Notes will be used by the
     ---------------
Issuers (i) to retire outstanding indebtedness, (ii) to acquire New Equipment and/or (iii) for the Issuers' general corporate purposes.


SECTION 3.  THE CLOSING.  The closing (the "Closing") of the issuance and
            -----------                     -------
sale of the Notes to be purchased by the Purchasers shall take place at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New
York, commencing at 10:00 a.m., New York time, on October 27, 1994 or such other date and time as shall be agreed between the Issuers and the Majority in Interest (the "Closing Date").  At the Closing, each Issuer will deliver
                  ------------
to each Purchaser or a nominee designated by such Purchaser and set forth in Schedule 3 attached hereto (each a "Nominee" and, collectively, the
   ----------                          -------
"Nominees") one or more Notes as specified in Section 1.2 and on Schedule 1
 --------                                     -----------        ----------
attached hereto registered on the books of such Issuer in such Purchaser's name or in the name of such Nominee evidencing the aggregate principal amount of such Purchaser's Commitment in respect of such Note against payment by such Purchaser of the purchase price for each such Note to be purchased by such Purchaser by wire transfer thereof in immediately available funds to account number 0170-9644 for Interpool, account number 0174-3180 for Interpool Ltd.; and account number 0170-9660 for Trac at Corestates Bank, N.A., Philadelphia, Pennsylvania 19178, ABA # 031-000-011, on the Closing Date. If at the Closing any Issuer shall fail to tender to any Purchaser the relevant Notes, as provided herein, or any of the conditions specified in Section 4 shall not have been fulfilled to the reasonable
             ---------
satisfaction of each of the Purchasers, each Purchaser shall, at its option, be relieved of its obligations under this Agreement, without thereby waiving any other rights such Purchasers may have by reason of such failure or nonfulfillment. If at the Closing each Purchaser does not provide the purchase price for its respective Note(s), then the other Purchasers may, but shall not be obligated to, purchase the Notes to be issued to it by wiring funds to the respective Issuer.


SECTION 4.  CONDITIONS OF CLOSING.  The obligation of each of the
            ---------------------
Purchasers to purchase and pay for the Notes being purchased by such Purchaser hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

4.1  Transaction Documents.  The Purchasers and the Collateral Agent shall
     ---------------------
have received a fully executed counterpart of each of the Transaction Documents, each of which shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived, and the transactions contemplated therein to be consummated hereunder and thereunder (including the payment of all fees and other charges) on or prior to the Closing shall have been consummated.

4.2  Legal Opinions.  The Purchasers and the Collateral Agent shall have
     --------------
received a legal opinion from each of (a) DeCampo, Diamond & Ash, special counsel to the Issuers and the Guarantor;

(b) Arthur Burns, Esq., general counsel to the Issuers and the Guarantor;
(c) David King, Esq., special Barbados counsel to Ltd.; and (d) Ray, Quinney & Nebeker, counsel to the Collateral Agent (with a copy of such opinion to be delivered to the Issuers); and the Purchasers shall have received a legal opinion from Cadwalader, Wickersham & Taft, special counsel to the Purchasers, all of which legal opinions shall be in form and substance satisfactory to the Purchasers.

4.3  Representations and Warranties, No Default.  The representations and
     ------------------------------------------
warranties contained in Section 7 shall be true and correct and the
                        ---------
conditions set forth in this Section 4 shall have been satisfied on and as
                             ---------
of the Closing Date as if restated at and as of the Closing Date, there shall exist on the Closing Date no Default or Event of Default, and each of the Issuers shall have delivered to the Purchasers an Officer's Certificate, dated the Closing Date, to each such effect.

          4.4  Evidence of Title to Collateral, Absence of Liens on
               ----------------------------------------------------
Collateral and Collateral Certificate.
- -------------------------------------

               (a) The Purchasers shall have received true, correct and complete copies of the certificates of title for the Chassis included in the Collateral.

               (b) The Purchasers, shall have received: (i) to the extent reasonably available, evidence of title to the Containers included in the Collateral showing that the relevant Issuer has good and marketable title to such Containers; (ii) search reports of the records of the applicable offices where UCC financing statements, Federal tax liens and judgments are filed showing that such Containers are free and clear of Liens of record;
(iii) an affidavit executed by an officer of the relevant Issuer as to such Issuer's ownership of, and good and marketable title to, such Containers free and clear of Liens other than Permitted Liens, which affidavit shall be in form and substance satisfactory to the Purchasers and their special counsel; and (iv) a legal opinion of Arthur Burns, Esq., general counsel to the Issuers, in form and substance satisfactory to the Purchasers and their special counsel, as to the relevant Issuer's having good and marketable title to such Containers free and clear of Liens of record.

     (c) The Purchasers shall have received a Collateral Certificate executed by an officer of each Issuer with respect to all the Collateral referred to in paragraphs (a) and (b) above.

4.5  Corporate Proceedings and Documents.  Each Issuer shall have taken all
     -----------------------------------
necessary corporate action to authorize the transactions contemplated by the Transaction Documents to the reasonable satisfaction of the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received evidence of such proceedings, together with such other corporate documents and certificates reasonably requested by the Purchasers and their special counsel including, without limitation, charter documents, certificates of good standing and certificates of incumbency of officers, in form and substance satisfactory to the Purchasers and their special counsel.

4.6  Taxes.  All Taxes, fees and other charges payable in connection with
     -----
the execution, delivery, recording, publishing and filing of the Transaction Documents, and the issue, sale and delivery of the Notes to be delivered on the Closing Date shall have been paid in full by the Issuers and the Purchasers and their special counsel shall have received evidence of any such payment or arrangements for any such payment satisfactory to the Purchasers and their special counsel.

4.7  UCC Financing Statements; Applications to Note Liens on Certificates
     --------------------------------------------------------------------
of Title.  All UCC financing statements, naming the relevant Issuer, as
- --------
debtor, and the Collateral Agent, as secured party, all certificates of title, applications to note the Lien of the Collateral Agent in any Collateral covered by certificates of title and all other documents and instruments required under other applicable laws, shall have been duly executed and delivered to special counsel to the Purchasers and the Collateral Agent, in appropriate form for filing together with the applicable filing fees with respect thereto, in all jurisdictions that the Purchasers deem necessary or desirable in order to perfect the Liens of the Collateral Agent on behalf of the Purchasers in the Collateral.

4.8  Purchase Permitted By Applicable Laws.  The purchase of and payment
     -------------------------------------
for each of the Notes to be purchased by the relevant Purchasers on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Issuers pursuant to Section 2.2) shall
                                                         -----------
not violate any law or governmental regulation in any jurisdiction to which any Purchaser is subject and shall not subject any Purchaser or the Collateral Agent to any Tax, penalty, liability or to jurisdiction as a domiciliary or resident of or other onerous condition under or pursuant to any applicable law or governmental regulation in any jurisdiction, and such Purchaser shall have received such certificates, legal opinions or other evidence as it or its special counsel may request to establish compliance with this condition.

4.9  Sale of Notes to Other Purchasers.  Simultaneously with the purchase
     ---------------------------------
of and payment for Notes by each Purchaser, all of the other Notes to be issued to, and purchased and paid for by, the other Purchasers, as set forth on Schedule 1 attached hereto, shall be issued to, and purchased and
         ----------
paid for by, such other Purchasers.

4.10  Other Documents.  The Purchasers and the Collateral Agent shall have
      ---------------
received all such other agreements, documents, instruments and certificates and evidence that all action shall have been taken as is reasonably requested by the Purchasers or their special counsel in order to effect the transactions contemplated hereby and by the other Transaction Documents.

4.11  Legal Matters.  All legal matters incident to the purchase of the
      -------------
Notes, the Collateral and the transactions relating thereto shall be satisfactory to counsel for the Purchasers and the Collateral Agent.

4.12  Legality.  The Notes shall on the Closing Date qualify as a legal
      --------
investment for insurance companies under applicable insurance law (without recourse to laws permitting limited investments by insurance companies without restriction as to the character of the particular investment) and the Purchasers shall have received a certificate from the Issuers as to factual matters as the Purchasers or their special counsel may reasonably request, to establish compliance with this condition.

          4.13  Information Certificate; Standard & Poor's Rating; Private
                ----------------------------------------------------------
Placement Number.
- ----------------

               (a)  Information Certificate.  The Issuers shall have
                    -----------------------
completed and delivered to the Purchasers the information certificate in the form of Exhibit G attached hereto, with a copy of the Issuers' most
            ---------
recent audited annual financial statements attached thereto, which certificate and statements the Purchasers have informed the Issuers may be used as a basis for filings which the Purchasers may be required to make with certain regulatory bodies and with the National Association of Insurance Commissioners (the "NAIC").
                              ----

               (b)  Standard & Poor's Rating.  The Purchasers and their
                    ------------------------
special counsel shall have received evidence satisfactory to the Purchasers and their special counsel that the Notes shall have been rated PPR2+ or better by Standard & Poor's.

               (c)  Private Placement Number.  The Notes shall each have
                    ------------------------
received a private placement number from Standard & Poor's Corporation CUSIP Service Bureau.
4.14  Placement Agent Letters.  The Issuers, Issuers' counsel, the
      -----------------------
Purchasers and the Purchasers' special counsel shall have received a letter from SBCI Swiss Bank Corporation Investment banking Inc. (the "Placement
                                                               ---------
Agent"), placement agent with respect to the Notes, which letter shall be
- -----
in form and substance satisfactory to the addressees thereof, to the effect that the offering of the Notes has been a private offering as set forth in
Section 7.16.
- ------------

4.15  Expenses.  At the Closing, upon presentation of invoices therefor,
      --------
the Issuers shall pay all fees and expenses relating to this Agreement, all other Transaction Documents and the transactions contemplated hereunder and thereunder including but not limited to:

               (a) the reasonable fees and disbursements of all the Purchasers' and the Collateral Agent's special counsel;

               (b) all costs and expenses relating to this Agreement, all other Transaction Documents, the transactions contemplated hereunder and thereunder and the cost of the issuance, purchase and delivery of the Notes;

               (c) any broker's fees or finder's fees and placement costs of the Placement Agent and any other Persons who acted as broker or placement agent for or on behalf of an Issuer or who was retained by an Issuer to so act relating to the sale of the Notes hereunder; and

               (d) all costs and expenses associated with obtaining a private placement number for the Notes.
4.16  Compliance with This Agreement.  The Issuers shall have performed and
      ------------------------------
complied with all agreements and conditions contained herein or in the other Transaction Documents which are required to be performed or complied with by the Issuers before or at the Closing Date to the satisfaction of the Purchasers and their special counsel.

          SECTION 5.     REPAYMENT; PREPAYMENT; ASSUMPTION OF NOTES;
                                                              ------
                         RELEASE OF COLLATERAL
                         ----------------------------------------

          5.1  Repayment of Principal and Interest on the Notes.
               ------------------------------------------------

               (a) Each of the Issuers shall pay principal of the Notes issued by it in quarterly installments on the dates and in the amounts set forth in Schedule 1 attached to such Notes, in arrears.
         ----------

               (b) The Issuers shall pay interest on the outstanding principal balance of each Note issued by it on the dates, and at the rates, set forth in such Note.

               (c) If the date that any payment under the Notes is due is other than a Business Day, the amount of principal and interest otherwise payable on such date shall be payable on the next succeeding Business Day together with interest accrued on the unpaid principal through such next succeeding Business Day.

5.2  Maturity.  The entire unpaid principal amount of the Notes, together
     --------
with accrued and any remaining unpaid interest thereon, shall be due and payable on the seventh (7th) anniversary of the Closing Date, subject to acceleration or prepayment as hereinafter provided.

5.3  Method of Payment.  All payments (including optional prepayments
     -----------------
pursuant to Section 5.5) by the Issuers on account of the Notes shall be
            -----------
payable by wire transmittal thereof in immediately available funds to the Purchasers' accounts set forth on Schedule 3 attached hereto or as the
                                  ----------
Purchasers shall specify in writing to the Issuers from time to time. Each of the Purchasers agrees that in the event it shall sell or transfer such Note(s) (a) it shall, prior to the delivery of such Note(s) (unless it shall have already done so), make a notation thereon of all principal, if any, prepaid on such Note(s) and shall also note thereon the date, if any, to which interest shall have been paid on such Note(s) and (b) it shall promptly notify the Issuers of the name and address of the transferee of any such Note(s) so transferred.

          5.4  Registration of Notes; Transfer and Exchange of Notes.
               -----------------------------------------------------

               (a) Each Issuer shall cause to be kept at its office, maintained pursuant to Section 9.10, a register (each, a "Register") for
                       ------------                       --------
the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of such Notes shall be registered in each Register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement.

               (b) A Purchaser intending to transfer a Note shall surrender such Note duly endorsed, or accompanied by a duly executed written instrument of transfer, together with a written request for the issuance of a new Note, and the name and address of the intended transferee and shall provide such further information relating to such transferee and such transfer as the relevant Issuer shall reasonably request. The Notes have not been registered under the Securities Act and may not be resold or transferred except as provided in this Section 5.4. The Notes shall not be
                                       -----------
transferred to any Person whose principal business is operating or leasing chassis, railcars or containers. No transfer of the Notes may be made unless pursuant to an effective registration statement under the Securities Act or unless exempt from the registration requirements under the Securities Act. No Issuer shall be obligated to register the Notes under the Securities Act or any other securities law. The Notes will not be offered or sold in, nor will any offering material relating to the Notes be distributed in Canada nor will any resale or other transfer in Canada be made except in compliance with applicable securities laws of the dominions or provinces of Canada (including any exemptions thereunder).

In connection with the transfer of any Note pursuant to the foregoing and upon surrender of any Note at the office of the Issuer maintained pursuant to Section 9.10, such Issuer, at the request of the holder thereof, shall
   ------------
execute and deliver, at such Issuer's expense (except as provided below), new Notes in exchange therefor, in denominations of at least $100,000 (except as may be necessary to reflect any principal amount not evenly divisible by $100,000), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such transferee and shall be substantially in the form of the Note set out in Exhibit A to this Agreement. Each such new Note shall be
                ---------
dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Simultaneously with the transfer of any Note issued by Ltd. to a transferee pursuant to the foregoing provisions of this Section 5.4(b), upon the request of the transferee or
                   --------------
the Purchaser transferor, Interpool shall issue a Guaranty to and in favor of such transferee and all other obligations of Ltd. to such transferee, as the case may be, which Guaranty shall be in the form of Exhibit D hereto and shall be
                                       ---------
secured by the Collateral granted by Interpool pursuant to the Security Agreement executed and delivered by Interpool to the Collateral Agent and the Railcar Security Agreement if then executed and delivered by Interpool to the Collateral Agent in accordance with Section 5.6(b) hereof; provided
                                           --------------
that the failure of the transferee or the Purchaser transferor to request such a Guaranty shall not affect or limit Interpool's Obligations in favor of such Purchaser transferor under its Guaranty or under this Agreement or the other Transaction Documents which shall inure to the benefit of such transferee.

               (c) Upon receipt by the Issuer of evidence reasonably satisfactory to it of (i) the ownership and (ii) the loss, theft, destruction or mutilation, of any Note, and

(A) in the case of loss, theft or destruction, an indemnity reasonably satisfactory to it (provided that if the holder of the Note is an institutional investor which is a "Qualified Institutional Buyer" such
                                   -----------------------------
institutional investor's own agreement of indemnity shall be deemed to be satisfactory), or

(B) in the case of mutilation, upon surrender and cancellation thereof, the Issuer shall execute and deliver, in lieu thereof, a new Note of like tenor, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

          5.5  Optional Prepayments.
               --------------------

               (a)  Prepayment.  Each Issuer shall have the right to prepay
                    ----------
the principal of Notes issued by such Issuer at any time and from time to time in whole or in part together with a Make Whole Premium. The proceeds of any such prepayment of the relevant Notes shall be applied ratably over all Notes issued by such Issuer and then applied to the prepayment of such Notes in inverse order of the scheduled principal payments thereof without priority of any one such Note over any other in accordance with the terms of this Agreement.

               (b)  Notice of Optional Prepayments; Officers' Certificate.
                    -----------------------------------------------------
Each Issuer will give each Purchaser written notice of each optional prepayment under Section 5.5(a) not less than thirty (30) days and not more
                 --------------
than sixty (60) days prior to the date fixed for such prepayment, in each case specifying such date, the aggregate principal amount of the Notes to be prepaid, the principal amount of each Note held by such Purchaser to be prepaid, the aggregate accrued and unpaid interest due thereon calculated to but not including the date of prepayment, an estimate of the aggregate Make Whole Premium due with respect to such prepayment, calculations showing how such estimated Make Whole Premium was calculated and the amounts of principal, accrued interest and Make Whole Premium to be received by each

Purchaser in connection with such prepayment. Each Purchaser shall receive on the Business Day immediately preceding the date scheduled for any such prepayment, an Officer's Certificate of the Issuers certifying that all conditions of such prepayment have been fulfilled and specifying the particulars of such fulfillment, and, setting forth the calculations used in computing the amount of the Make Whole Premium and, a copy of the market data used in determining the Reinvestment Yield in accordance with the terms of this Agreement. In the event that there shall have been a partial prepayment of the Notes under Section 5.5(a), such Issuer shall promptly
                              --------------
give notice to the Purchasers, accompanied by an Officers' Certificate setting forth the principal amount of each of the Notes that was prepaid and specifying how each such amount was determined, and if such prepayment was a prepayment in part, setting forth the reduced amount of each required payment thereafter becoming due with respect to each of the Notes under
Section 5.1(a), and certifying that such reduction has been computed in
- --------------
accordance with Section 5.5(a).

               (c)  Making of Prepayment.  On or before the Prepayment
                    --------------------
Date, such Issuer (or any Persons on behalf of such Issuer) shall pay or cause to be paid to the relevant Purchaser by 12:00 noon (New York City time) on the Prepayment Date in immediately available funds the amount to be prepaid with respect to the Notes in accordance with Section 5.3.
                                                        -----------

               (d)  Notes Payable on Prepayment Date.  If notice of
                    --------------------------------
prepayment has been given in accordance with Section 5.5(b), the amount of
                                             --------------
the prepayment of such Notes to be prepaid in accordance with the notice described in Section 5.5(b) shall, on the Prepayment Date, become due and
             --------------
payable at the principal offices of the respective Purchasers at the addresses set forth in Schedule 3 attached hereto. If the amount of the
                       ----------
prepayment of the Notes to be prepaid in accordance with the notice described in Section 5.5(b) shall not be so prepaid, the amount of such
             --------------
prepayment shall, until paid, continue to bear interest from the applicable Prepayment Date at the Overdue Rate through the date upon which such Notes are so prepaid.

               (e) If there is more than one Purchaser, the aggregate principal amount of each partial optional prepayment of the Notes shall be allocated in units of One Thousand Dollars ($1,000) or multiples thereof among the Purchasers at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes then outstanding, with adjustments, to the extent practicable, to equalize for any prior partial optional prepayments not in such proportion.

               (f) Upon any partial prepayment of any Note, such Note may, at the option of the Purchasers, be (i) surrendered to the relevant Issuer pursuant to Section 5.4(b) in exchange for a
            --------------
new Note in a principal amount equal to the principal amount then remaining unpaid on the surrendered Note, (ii) made available to the relevant Issuer for notation thereon of the portion of the principal so prepaid or (iii) marked with a notation thereon by the holder thereof as to the portion of the principal so prepaid. In case the entire principal amount of any Note is prepaid, such Note shall be surrendered to the relevant Issuer promptly after such prepayment for cancellation, and shall not be reissued, and no Note shall be issued in lieu of the prepaid principal amount of any Note.

          5.6  Interpool's Assumption of Notes; Pledge of Equipment.
               ----------------------------------------------------

               (a) At any time and from time to time (but in the case of a partial assumption not more often than once during any calendar quarter) Interpool may assume the Obligations of Ltd., in whole or in part, including, but not limited to, its Notes, pursuant to an assumption agreement in the form of Exhibit F attached hereto, provided that (i)
                         ---------
Interpool's Collateral Value shall not be less than an amount equal to 125% of the aggregate outstanding principal amount of the Notes issued or assumed by Interpool after giving effect to such assumption and (ii) no Default or Event of Default exists (unless such Default shall be cured by the assumption by Interpool) and the Purchasers shall have received an Officer's Certificate of Interpool to such effect. If Interpool assumes any Obligations of Ltd., Ltd. will be released from its Obligations hereunder to the extent such Obligations shall have been assumed by Interpool and under the other Transaction Documents except that the representations, warranties and indemnities of Ltd. shall survive the release of its other Obligations.

               (b) Any Issuer shall have the right to add Collateral to, or obtain the partial release by the Collateral Agent of Collateral from, the Lien created under the relevant Security Agreement at any time or from time to time by the execution and delivery to the Collateral Agent with copies to the Purchasers and special counsel to the Purchasers, at least ten (10) Business Days prior to the proposed effective date of any addition or partial release of Collateral of an appropriate Security Agreement Supplement indicating specifically the Collateral to be added or released from such Lien; provided, that no Default or Event of Default exists (other
                --------
than a Default which would be cured by such addition or release), or would arise as a result of or after giving effect to, such addition or release of Collateral and the Purchasers shall have received an Officer's Certificate of such Issuer to such effect. Interpool shall have the right to add Railcars to the

Collateral or obtain the partial release by the Collateral Agent of Railcars from the Lien in favor of the Collateral Agent, at any time or from time to time, by, in the case of the initial addition of Railcars to the Collateral, satisfaction, on or before the initial addition of such Collateral, of the following conditions:

     (i) The Purchasers and the Collateral Agent shall have received a fully executed counterpart of the Railcar Security Agreement in substantially the form of Exhibit H hereto, which shall be in full force
                          ---------
and effect and no term or condition thereof shall have been amended, modified or waived;

     (ii) The Purchasers and the Collateral Agent shall have received a legal opinion from each of (a) special counsel to Interpool reasonably acceptable to Purchasers, which counsel may be DeCampo, Diamond & Ash;
(b) the general counsel to Interpool; and (c) counsel to the Collateral Agent reasonably acceptable to Purchasers, which counsel may be Ray, Quinney & Nebeker (with a copy of such opinion to be delivered to the Issuers); and the Purchasers shall have received a legal opinion from special counsel to the Purchasers, which counsel may be Cadwalader, Wickersham & Taft, all of which legal opinions shall be in form and substance satisfactory to the Purchasers;

     (iii) The Lien granted by Interpool in the Railcar Security Agreement shall constitute a valid first priority perfected Lien on the Collateral listed in such Railcar Security Agreement;

     (iv) The Purchasers, shall have received: (A) to the extent reasonably available, evidence of title to such Collateral showing that Interpool has good and marketable title thereto; (B) search reports of the records of the applicable offices where UCC financing statements, Federal tax liens and judgments are filed showing that such Collateral is free and clear of Liens of record; (C) an affidavit executed by an officer of Interpool as to Interpool's ownership of, and good and marketable title to, such Collateral free and clear of Liens, other than Permitted Liens, which affidavit shall be in form and substance satisfactory to the Purchasers and their special counsel; and (D) a legal opinion of Arthur Burns, Esq., general counsel to Interpool, in form and substance satisfactory to the Purchasers and their special counsel, as to Interpool's having good and marketable title to such Collateral free and clear of Liens of record. The Purchasers shall have received search reports of the records of the Interstate Commerce Commission that Interpool has good and marketable title to the Railcars included in the Collateral free and clear of Liens of record and a Collateral Certificate executed by an officer of Interpool with respect thereto;

     (v) Interpool shall have taken all necessary corporate action to authorize the transactions contemplated by the Railcar Security Agreement to the reasonable satisfaction of the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received evidence of such proceedings, together with such other corporate documents and certificates reasonably requested by the Purchasers and their special counsel including, without limitation, charter documents, certificates of good standing and certificates of incumbency of officers, in form and substance satisfactory to the Purchasers and their special counsel;

     (vi) All Taxes, fees and other charges payable in connection with the execution, delivery, recording, publishing and filing of the Railcar Security Agreement shall have been paid in full by Interpool, and the Purchasers and their special counsel shall have received evidence of any such payment or arrangements for any such payment satisfactory to the Purchasers and their special counsel;

     (vii) All UCC financing statements, naming Interpool, as debtor, and the Collateral Agent, as secured party, the Railcar Security Agreement in form for filing with the Interstate Commerce Commission and all other documents or instruments required under other applicable laws, in each case in appropriate form for filing, together with the applicable filing fees with respect thereto, in all jurisdictions that the Purchasers deem necessary or desirable in order to perfect the Liens of the Collateral Agent on behalf of the Purchasers in the Collateral;

     (viii) The Purchasers and the Collateral Agent shall have received all such other agreements, documents, instruments and certificates and evidence that all action shall have been taken as is reasonably requested by the Purchasers or their special counsel in order to effect the transactions contemplated by the Railcar Security Agreement; and

     (ix) All legal matters incident to the Railcar Security Agreement and the transactions relating thereto shall be satisfactory to counsel for the Purchasers and the Collateral Agent;

and, in the case of each subsequent addition of such Collateral or in the case of a partial release of such Collateral, by the execution and delivery to the Collateral Agent with copies to the Purchasers and special counsel to the Purchasers, at least ten (10) Business Days prior to the proposed effective date of any subsequent addition or partial release of such Collateral of an appropriate Railcar Security Agreement Supplement (in the form attached as Annex A to Exhibit H hereto) indicating specifically the
                            ---------
Collateral to be added to or released from such Lien; provided that with
                                                      --------
respect to the initial addition of Railcars pursuant to the Railcar Security Agreement and each subsequent addition or release of such Collateral pursuant to a Railcar Security Agreement Supplement, no Default or Event of Default exists (other than a Default which would be cured by such addition or release), or would arise as a result of or after giving effect to, such addition or release of Collateral and the Purchasers shall have received an Officer's Certificate of Interpool to such effect. The Collateral Agent shall countersign such Security Agreement Supplement, Railcar Security Agreement, or Railcar Security Agreement Supplement, as the case may be, pursuant to instructions by the Purchasers to do so which the Purchasers shall issue upon then being satisfied that the conditions set forth herein have been fulfilled whereupon such Security Agreement Supplement, Railcar Security Agreement, or

Railcar Security Agreement Supplement, as the case may be, shall become effective.

               (c) At any time or from time to time Interpool shall have the right, for the benefit of Ltd., in order to enable Ltd. to avoid the occurrence of an Event of Default under the provisions of Section 10.1(k),
                                                          ---------------
to add Collateral to the Lien created by the relevant Security Agreement executed by Interpool in favor of the Collateral Agent by the execution and delivery to the Collateral Agent with copies to the Purchasers and special counsel to the Purchasers, at least five (5) Business Days prior to the proposed effective date of any addition of Collateral, of an appropriate Security Agreement Supplement provided that (A) such Security Agreement Supplement indicates specifically the Collateral being added to such Lien;
(B) such Security Agreement Supplement or an Officer's Certificate delivered in connection therewith specifically provides that such Collateral is being added for the benefit of Ltd. to avoid the occurrence of an Event of Default under the provisions of Section 10.1(k) and that
                                               ---------------
such Collateral shall secure all the Obligations of Interpool (including Obligations of Interpool under the Guaranty) and the Obligations of Ltd.; and (C) no Default or Event of Default exists (unless such Default shall be cured by the addition of such Collateral) and the Purchasers shall have received an Officer's Certificate of Interpool to such effect. The Collateral Agent shall countersign such Security Agreement Supplement pursuant to instructions by the Purchasers to do so which the Purchasers shall issue upon their being satisfied that the conditions set forth in this Section 5.6(c) shall have been fulfilled whereupon such Security
     --------------
Agreement Supplement shall become effective.

               (d) In lieu of adding Collateral to the Lien created by the relevant Security Agreement executed by an Issuer in favor of the Collateral Agent, such Issuer shall have the right to grant to the Collateral Agent for the ratable benefit of the Purchasers a first Lien on Cash Collateral by the execution and delivery to the Collateral Agent with copies to the Purchasers and special counsel to the Purchasers, at least ten (10) Business Days prior to the proposed effective date of any such grant, of a security and pledge agreement in form and substance satisfactory to the Purchasers and their special counsel and such Issuer and its counsel covering such Cash Collateral provided that (i) such security and pledge agreement specifically designates the Issuer for whose benefit such Cash Collateral is being granted and (ii) no Default or Event of Default exists (unless such Default shall be cured by the grant of such Cash Collateral) and the Purchasers shall have received an Officer's Certificate of such Issuer to such effect. Such Issuer may thereafter add Collateral to its Security Agreement pursuant to and in compliance with the provisions of subsection (b) or (c) above and upon such addition of
              --------------    ---
Collateral becoming effective, such Issuer may request the release of Cash Collateral corresponding to the Collateral so added and upon the Purchasers having been satisfied that (x) such Collateral has been added to the relevant Security Agreement pursuant to and in compliance with the provisions of subsection (b) or (c) above and (y) no Event of Default or Default exists
- --------------    ---
and the Purchasers have received an Officer's Certificate of such Issuer that no Event of Default or Default exists, the Purchasers shall instruct the Collateral Agent to execute and deliver to such Issuer a release of such Cash Collateral and the Collateral Agent shall execute and deliver such release to such Issuer.

               (e) In the event that Interpool determines that the Collateral Value of the Collateral granted by it pursuant to its Security Agreement (and not theretofore released) exceeds 125% of the sum of the aggregate outstanding principal amount of the Notes issued by Interpool and the aggregate outstanding principal amount of Notes issued by Ltd. and assumed by Interpool, then Interpool shall have the right, for the benefit of Ltd., in order to enable Ltd. to avoid the occurrence of an Event of Default under the provisions of Section 10.1(k), to notify the Purchasers,
                                ---------------
the Collateral Agent and their special counsel at least ten (10) business days prior to the effective date thereof of its designation that the Collateral representing such excess Collateral Value shall inure to the benefit of Ltd., to avoid the occurrence of such an Event of Default, which notice shall be accompanied by (i) a Collateral Certificate specifically calculating such excess and indicating specifically the Collateral representing such excess Collateral Value and (ii) an Officer's Certificate of Interpool that no Event of Default or Default exists (unless such Default shall be cured by such designation by Interpool of excess Collateral Value). Upon their satisfaction that the conditions referred to above shall have been fulfilled, the Purchasers shall instruct the Collateral Agent to countersign such notice and designation and the Collateral Agent shall so countersign such notice and designation, whereupon such designation by Interpool shall become effective.

               (f) All assumptions, additions, releases or substitutions of Collateral and Cash Collateral pursuant to the provisions of this
Section 5.6 shall be accompanied by all such agreements, instruments,
- -----------
documents, certificates, UCC financing statements, notations of Liens on certificates of title or applications therefor and other lien instruments and the taking of all such action (including the filing and recording of any of the foregoing and searches of public records) as the Purchasers, the Collateral Agent and their special counsel shall reasonably require and all fees and expenses with respect thereto (including the fees and expenses of special counsel to the Purchasers and the Collateral Agent) shall be paid promptly by the Issuers upon presentation of invoices therefor.

          5.7  Termination of Collateral.
               -------------------------

               (a) If (i) based upon the financial statements and the related certificates delivered to the Purchasers pursuant to Section 9.11
                                                             ------------
each of the financial conditions set forth in paragraph (b) below have been met by the Issuers for the most recent six consecutive quarters as applied at the end of each quarter and (ii) Interpool receives a private rating for the Notes on an unsecured basis of PPR2, its equivalent rating or higher from either Moody's, Duff & Phelps or Standard & Poor's and (iii) the holders of at least 80% of Interpool's outstanding recourse Funded Debt other than the Obligations (excluding capitalized leases) consent in writing to the release of the collateral securing such Funded Debt, Interpool may request that the Purchasers waive the requirement that the Obligations be secured by the Collateral and cause the Collateral Agent to release the Liens of the Collateral Agent created by the Transaction Documents. Upon (A) receipt of such consent from the holders of at least 60% of the outstanding principal amount of the Notes, which consent the Purchasers agree shall not be unreasonably withheld (it being understood that such consent may be reasonably withheld even if the financial conditions set forth in paragraph (b) have been met) and (B) the release by the holders of 80% of Interpool's outstanding Funded Debt other than the Obligations (excluding capitalized leases) of the collateral securing such Funded Debt, the Purchasers shall instruct the Collateral Agent and the Collateral Agent shall take any and all steps necessary to terminate the Liens created under the Transaction Documents.

          (b) The financial conditions referred to in paragraph (a) above shall be as follows:

     (i)    Funded Debt did not exceed 300% of Tangible Net Worth;

     (ii) the sum of Fixed Charges for Interpool and its Restricted Subsidiaries would have been covered by at least 1.75 times the sum of Earnings Available for Fixed Charges for Interpool and its Restricted Subsidiaries for the sum of the four (4) fiscal quarters preceding the date of determination; and

     (iii)  Tangible Net Worth exceeded $125,000,000;

          (c) In the event that the Liens of the Collateral Agent shall have been terminated in accordance with the provisions of Section 5.7(a),
                                                          --------------
then at all times thereafter unless and until the Obligations become secured pursuant to the provisions of Section 5.7(d), neither Interpool nor
                                      --------------
any Restricted Subsidiary will cause, incur or suffer to be incurred or to exist any Lien on any of its or their property or assets other than:

     (i)    Permitted Liens;

     (ii)   judgment Liens contested with execution stayed on appeal;

     (iii) Liens securing indebtedness between Interpool and the Restricted Subsidiaries;

     (iv) Liens existing on property as at the date of such termination of Collateral after the release of Collateral referred to in Section 5.7(a)
                                                             --------------
(iii) and clause B of Section 5.7(a) which Liens were not prohibited under
                      ---------------
this Agreement at such date;

     (v) Liens incurred subsequent to the date of such release of Collateral on property acquired after such date securing up to 100% of the lower of cost or fair market value; Liens existing on property at the time of acquisition; and Liens on the property of a corporation at the time such corporation becomes a Restricted Subsidiary;

     (vi)   Subject to the provisions of Section 9.19(b), other Liens if
                                         ---------------
the amount of indebtedness secured by such Liens when added to Funded Debt incurred subsequent to the date of such release of Collateral, does not exceed 20% of Tangible Net Worth; and

     (vii) extensions, renewals and refundings of the Liens and indebtedness referred to in clauses (i), (ii), (iii), (iv), (v) and (vi) above.

In the event that Interpool shall cause, incur or suffer to be incurred or to exist any Lien upon any of its property or assets, or the property or assets of any of its Restricted Subsidiaries, whether now owned or hereafter acquired, in violation of the provisions of subdivisions (i) through (vii) of this Section 5.7(c), it will promptly cause the
                      --------------
Obligations to be secured by an equivalent amount of Collateral equally and ratably with any and all other Funded Debt thereby secured so long as such other Funded Debt shall be so secured. Such action taken by Interpool pursuant to the immediately preceding sentence shall have the effect of curing any Default or Event of Default arising out of the causing or incurrence of a Lien in violation of subdivisions (i) through (vii) of
Section 5.7(c).
- --------------

               (d) In the event that following the release of Collateral pursuant to Section 5.7(a) the Issuers determine that they may be unable to
            --------------
continue to meet the financial conditions referred to in Section 9.19(e),
                                                         ---------------
they may notify the Purchasers that they will no longer be able to comply with the financial conditions of Section 9.19(e) but that they will
                                 ---------------
continue to comply with the financial conditions as set forth in Section
                                                                 -------
9.19(a), (b) and (c) then from and after the twentieth (20th) Business Day
- --------------------
following such notice such financial conditions as set forth in Section
                                                                -------
9.19(a), (b) and (c) shall become applicable to the Issuers, provided that
- --------------------                                         -------- ----
on or prior to the twentieth (20th) Business Day following such notice (i) the Issuers shall each grant to the Collateral Agent a first priority perfected security interest in the Collateral in accordance with the provisions of this Agreement and the other Transaction Documents having a Collateral Value of at least 125% of the aggregate outstanding principal amount of the Notes pursuant to Security Agreements and, if applicable, a Railcar Security Agreement executed and delivered by the Issuers to the Purchasers, the Collateral Agent and their special counsel; (ii) the
Issuers shall have executed
and delivered to the Purchasers, the Collateral Agent and their special counsel all such legal opinions, agreements, documents, instruments, certificates, UCC financing statements and other lien instruments and take all such actions (including notations on certificates of title) as the Purchasers, their Collateral Agent and their special counsel shall reasonably require in connection therewith; (iii) no Default or Event of Default shall exist (other than a Default which would be cured by such reinstatement of the original provisions of Section 9.19(a), (b) and (c))
                                            ----------------------------
and the Purchasers shall have received an Officer's Certificate of the Issuers to the foregoing effect; (iv) no lowering in any rating of the
Notes by Standard & Poor's or the NAIC shall have occurred; and (v) the Issuers shall be able to effect such reversion of the financial conditions from Section 9.19(e) to the original provisions of Section 9.19(a), (b) and
     ---------------                               ------------------------
(c) only once during the term of this Agreement.  All reasonable fees and
- ---
expenses relating to the foregoing (including the fees and expenses of special counsel to the Purchasers and the Collateral Agent) shall be paid by the Issuers promptly upon presentation of invoices therefor.

               (e) If (i) the Collateral Value of an Issuer is greater than 125% of the outstanding aggregate principal amount of the Notes issued or assumed by such Issuer or, in the case of Interpool, subject to a designation pursuant to Section 5.6(c), as evidenced by a Collateral
                        --------------
Certificate delivered to the Purchasers and the Collateral Agent and (ii) no Default or Event of Default exists (other than a Default which would be cured by a release of Collateral referred to below), then an Issuer may request the Purchasers to instruct the Collateral Agent to partially release Collateral (including Cash Collateral) to the extent of the excess of the Collateral Value over 125% of the aggregate principal amount of such Notes and upon receipt of such instructions the Collateral Agent shall partially release such Collateral from the Lien created by the relevant Security Agreement in accordance with the provisions of Section 2(b)(ii)(A) of such Security Agreement; provided that after giving effect to such partial release the Collateral Value of such Issuer is not less than 125% of the outstanding principal amount of the Notes issued or assumed by such Issuer or, in the case of Interpool, subject to a designation pursuant to
Section 5.6(c).
- --------------

          SECTION 6.     RECEIPT, DISTRIBUTION AND APPLICATION
                         OF INCOME FROM THE COLLATERAL
                         ----------------------------------------

6.1  Collateral.  The payment and performance of the Obligations shall be
     ----------
secured by the Collateral. Notwithstanding any other provision hereof or any provision of any other Transaction Document to the contrary, no Collateral of Ltd. shall secure the Obligations of Interpool.

6.2  Payment of Moneys Received With Respect to the Collateral.  Each of
     ---------------------------------------------------------
the Issuers hereby irrevocably covenants and agrees to cause all amounts payable or realized in respect of the

Collateral to be paid to the Collateral Agent on behalf of the Purchasers if and to the extent required by any of the Transaction Documents.
Pursuant to Section 12 of the Agency Agreement, the Collateral Agent, on behalf of the Purchasers, shall pay to the Purchasers all such amounts. Except as otherwise provided in this Agreement or the other Transaction Documents, if an Event of Default shall have occurred and be continuing moneys received by the Purchasers pursuant to this Section 6.2, shall be
                                                   -----------
applied, first, to the payment of accrued interest (including any default
         -----
interest) on the Notes on a pro rata basis to the due date of such payments
                            --------
and any Make Whole Premium, and second, to the payment of the principal
                                ------
amount of the Notes pro rata based upon the outstanding principal amounts
                    --------
thereof and third, to the other Obligations in such order as the Purchasers
            -----
shall determine. Prior to the occurrence of an Event of Default the Issuers may continue to collect and receive such monies. All payments which are made with respect to the Notes pursuant to this Section 6.2 shall
                                                          -----------
be applied to such Notes in inverse order of the scheduled principal payments thereof.

          SECTION 7.     REPRESENTATIONS AND WARRANTIES OF
                         ISSUERS
                         ----------------------------------------

Each of the Issuers hereby represents and warrants to the Purchasers as follows:

7.1  Organization and Power.  Each of the Issuers (a) (i) is a corporation
     ----------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation and qualified to do business in the jurisdictions set forth in Schedule 7.1 attached hereto for each Issuer,
                           ------------
(ii) is not required to be qualified as a foreign corporation in any jurisdiction other than the jurisdictions set forth in Schedule 7.1
                                                       ------------
attached hereto for such Issuer, except where the failure to so qualify would not have a material adverse effect on such Issuer, its business operations or its property and (iii) has its chief executive office and chief place of business at the respective Chief Office set forth on
Schedule 7.1 attached hereto; and (b) has all requisite corporate power and
- ------------
authority and all necessary licenses and permits to enter into and perform this Agreement and the other Transaction Documents to which such Issuer is a party and to issue and deliver its Notes. This Agreement, the Notes and the other Transaction Documents to which such Issuer is a party have been duly authorized, executed and delivered by such Issuer and, assuming the due authorization, execution and delivery thereof by the other parties thereto, such documents constitute the legal, valid and binding obligations of such Issuer, enforceable against such Issuer in accordance with their respective terms.

7.2  Trademarks, Licenses, etc.  Each of the Issuers possesses, in full
     --------------------------
force and effect, all necessary franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, fictitious name authorizations or certificates and copyrights material to conduct its business as now being conducted, without any conflict, to its knowledge, with the franchises, patents, licenses, trademarks, trademark rights, trade name, trade name rights, fictitious name authorizations or certificates and copyrights of others.

7.3  Subsidiaries.  Each of the Issuers has no Subsidiaries, other than
     ------------
those set forth in Schedule 7.1 attached hereto.
                   ------------

7.4  Business.  Each of the Issuers is engaged principally in the
     --------
businesses of leasing, financing or managing containers, chassis, railcars or other transportation equipment and business related to the foregoing. In addition, a Subsidiary of one of the Issuers is engaged in the business of leasing micro computers and related accessories and businesses related to the foregoing.

7.5  Financial Statements.  Interpool has furnished to the Purchasers
     --------------------
balance sheets of Interpool and its consolidated subsidiaries as of December 31, 1992 and December 31, 1993, and the related statements of income, statements of cash flows and statements of the stockholders' equity, for the years ended December 31, 1991, December 31, 1992 and December 31, 1993, respectively, all of which were audited by Arthur Andersen & Co. and the unaudited consolidated balance sheet of Interpool and its consolidated subsidiaries as of June 30, 1994, and the related statements of income, stockholders' equity and cash flows for the six (6) months ended June 30, 1994, certified by the chief financial officer, president, chief operating officer or chief executive officer of Interpool. All such financial statements present fairly, in all material respects, the financial position, stockholders' equity, results of operations and cash flows of the entities covered thereby for the periods involved. Since the date of such financial statements, there has been no material and adverse change in the financial position of any Issuer not reflected in the financial statements as of that date, and, since such date, the business of each Issuer has not been materially and adversely affected by any occurrence, whether or not insured against. Except as otherwise disclosed on Schedule 7.5 attached hereto, the Issuers have issued no other
   ------------
indebtedness for borrowed money which is still outstanding on the date hereof, except indebtedness which is reflected in the financial statements referred to above or restructuring or refinancing thereof.

7.6  Taxes.  All tax returns of the Issuers which are due have been duly
     -----
filed and are correct in all material respects, and all Taxes and other governmental charges upon the Issuers which are shown to be due and payable thereon have been paid.

7.7  Litigation. There are no outstanding judgments against any Issuer or
     ----------
any actions, proceedings, claims or investigations pending or, to any Issuer's knowledge, threatened before any court or governmental body which, if adversely determined, would materially and adversely affect the business, properties, prospects, operations or affairs of any Issuer or impair any Issuer's ability to perform its Obligations under this Agreement and the other Transaction Documents.

7.8  Title, Liens.  Each of the Issuers owns and has good and marketable
     ------------
title to all of the Collateral included in the Collateral Value relating to such Issuer, and there are no Liens on the Collateral of any Issuer other than those Liens created pursuant to this Agreement and the other Transaction Documents and except for Permitted Liens. The Liens granted in the Security Agreements and, in the case of Interpool, if then executed and delivered by Interpool to the Collateral Agent in accordance with Section 5.6(b) hereof, in the Railcar Security
                         --------------
Agreement, constitute valid first priority perfected Liens on the Collateral subject to no other mortgage, Lien or security interest. The law of Barbados does not necessitate, require or provide for the recording, registration or filing of any mortgage or Lien in any of the Equipment, Leases or any other types or items of property or proceeds thereof which are included in the Collateral covered by or provided for in the Transaction Documents executed and delivered by Ltd.

7.9  Consent, Approval.  No consent or approval of any Person, shareholder,
     -----------------
landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval or authorization of or registration, qualification, designation, declaration or filing (except any recordations required in connection with the perfection of the Liens granted in the Security Agreements and any required filings or notices under applicable securities laws, rules or regulations or the rules of the New York Stock Exchange) with or payment of any withholding or other tax to any governmental authority by or on the part of the Issuers is required in connection with the execution, delivery and performance of this Agreement or any other Transaction Document, the issuance and sale or payment of the Notes or the consummation of any other transactions contemplated hereby or thereby.

7.10  Compliance with Other Instruments.  Neither of the Issuers is a party
      ---------------------------------
to any contract, commitment or agreement or subject to any restriction or to any order, rule, regulation, writ, injunction or decree of any court or governmental authority or to any statute which materially and adversely affects its business, property, prospects, operations, assets or financial condition as now conducted or as proposed to be conducted. Neither the execution, delivery or performance by either Issuer of this Agreement, the Notes or the other Transaction Documents to be delivered by such Issuer nor compliance herewith or therewith (a) conflicts with or results in a breach of (i) any law, statute, rule or regulation in effect as of the date of delivery of this Agreement, (ii) any order, writ, injunction or decree of any court or other governmental authority, or (b) results or will result in the creation or imposition of any Lien, charge or encumbrance upon its property pursuant to such agreement or instrument, except for Liens created hereunder and Permitted Liens. Neither the execution, delivery or performance by either Issuer of this Agreement, the Notes or the other Transaction Documents nor compliance by either Issuer herewith or therewith conflicts or will conflict with the certificate of incorporation, by-laws or other organizational document of either Issuer or results or will result in a breach of or constitutes or will constitute a default under any agreement or instrument to which either Issuer is a party or by which it is bound.

7.11  Corporate Existence; Place of Business; Books and Records.  Except as
      ---------------------------------------------------------
disclosed in Schedule 7.1 attached hereto, neither of the Issuers has at
             ------------
any time within the last five (5) years, (i) changed its name; (ii) used any fictitious name, (iii) been the surviving corporation of a merger or consolidation, or (iv) acquired all or substantially all of the assets of any Person. The Chief Offices, all other offices of the Issuers and the only places of business of each of the Issuers where commercial affairs are conducted and books and records are maintained are set forth on Schedule
                                                                --------
7.1 attached hereto.  Neither of the Issuers is in violation of any charter
- ---
instrument or by-law, and neither of the Issuers is in violation in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its property may be bound which violation could have a material adverse effect on either Issuer or its business, assets, operations, leaseholds and equipment.

          7.12  ERISA.
                -----

               (a) No Reportable Event has occurred with respect to any Plan maintained for employees of (i) either Issuer or (ii) any member of a Controlled Group of which either Issuer is a part.

               (b) Neither of the Issuers is entering into the Transaction Documents or any other transaction contemplated hereby, directly or indirectly, in connection with any arrangement in any way involving any employee benefit plan or fund or trust which holds assets of any employee benefit plan with respect to which it in its individual capacity is a party-in-interest, all within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of
                                   -----
1986, as amended (the "Code").
                       ----

7.13  Capital Stock.  All of the issued and outstanding capital stock of
      -------------
Ltd. is owned and registered as set forth in Schedule 7.1 attached hereto.
                                             ------------

7.14  Governmental Licenses.  Each of the Issuers has been issued all
      ---------------------
required federal, state, local and foreign licenses, certificates or permits relating to, and each of the Issuers and its facilities, business, assets, property, prospects, operations, leaseholds and equipment are in compliance in all respects with, all applicable federal, state, local and foreign laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials, or other environmental health or safety matters, where the failure to so comply could have a material adverse effect on either Issuer or its business, assets, operations, leaseholds and equipment.

7.15  Event of Default.  No Event of Default or Default has occurred and is
      ----------------
continuing.

7.16  Offering of the Notes.  Neither the Issuers nor anyone acting on
      ---------------------
their behalf has offered, directly or indirectly, the Notes or any part thereof or any similar security for sale to, solicited offers to buy any thereof from or otherwise approached or negotiated with anyone other than the Purchasers and the institutional investors referred to in the letter of the Placement Agent delivered pursuant to Section 4.14. In connection with
                                          ------------
the sale of the Notes hereunder, neither of the Issuers has engaged in general solicitation or advertising. Neither the Issuers nor anyone on their behalf will sell or offer the Notes or any part thereof or any similar security for sale to, solicit any offers to buy any thereof from or otherwise approach or negotiate in respect thereof with any other Person or Persons so as thereby to require registration of the Notes under Section 5 of the Securities Act.

          7.17  Margin Securities.
                -----------------

               (a) Neither of the Issuers will, directly or indirectly, apply any part of the proceeds of the Notes for the purpose (whether immediate, incidental or ultimate) of purchasing or carrying any "margin stock" as defined in Regulation G of the Federal Reserve Board (12 C.F.R.
207) or any security issued by any investment company registered pursuant to Section 8 of the Investment Company Act of 1940 or for the purpose of repaying any indebtedness originally incurred for such purpose.

               (b) Neither of the Issuers is, in any way, engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock; nor has either Issuer secured the payment of the Notes by an assignment of any stock (as such term is defined in Regulation U) or by any arrangement under which either Issuer's right or ability to sell, pledge or otherwise dispose of stock owned by it is in any way restricted or under which the exercise of such right, whether by written agreement or otherwise, is or may be cause for acceleration of the Notes.

7.18  Use of Proceeds.  Neither of the Issuers is, directly or indirectly,
      ---------------
applying any part of the proceeds of the Notes for any purpose other than for the purposes described in Section 2.2.
                              -----------

7.19  Liabilities; Business.  Neither of the Issuers has any liabilities or
      ---------------------
obligations which are material to its business, property, prospects, operations, assets or financial condition as now conducted or as proposed to be conducted which are prohibited by this Agreement and by the other Transaction Documents to which it is a party. Neither of the Issuers' assets are less than its liabilities, both determined in accordance with GAAP, and each of the Issuers is solvent.

7.20  Investment Company Act.  Neither of the Issuers is, and is not
      ----------------------
directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940.

7.21  Disclosure.  Neither this Agreement nor any other Transaction
      ----------
Document nor any other document, certificate or instrument delivered to the Purchasers by or on behalf of either Issuer in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement, any other Transaction Document and in such other documents, certificates or instruments not misleading. There is no fact known to either Issuer which materially and adversely affects or in the future may (so far as either Issuer can now reasonably foresee) materially and adversely affect the business, prospects, operations, affairs, condition (financial or otherwise), properties or assets of either Issuer which has not been set forth in the financial statements or in this Agreement, any other Transaction Document or the other documents, certificates and instruments delivered to the Purchasers by or on behalf of either Issuer specifically for use in connection with the transactions contemplated by this Agreement.

7.22  Foreign Assets Control Regulations.  Neither the issuance and sale by
      ----------------------------------
either Issuer of the Notes under this Agreement nor its use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Libyan Sanctions Regulations, the Iraqi Sanctions Regulations, the Haitian Transactions Regulations, the Federal Republic of Yugoslavia (Serbia and Montenegro) Sanctions Regulations, or the Iranian Assets Control Regulations of the Office of Foreign Assets Control, United States Department of the Treasury (31 C.F.R., Chapter V, Subpart B, as amended) or any other order, regulation or ruling thereunder or pursuant thereto.

7.23  Leases.  The Leases which are in effect on the date of this Agreement
      ------
each constitute legal, valid and binding obligations of the relevant Issuer and, to the best of the Issuers' knowledge, each of the respective lessees thereunder, enforceable in accordance with their respective terms.

7.24  Financed Equipment.  As of the date hereof no Person has a Lien on
      ------------------
any Financed Equipment which represents a replacement or a substitution of equipment.

7.25  Insurance.  Each of the Issuers is, as of the date of this Agreement,
      ---------
in compliance with the provisions of Section 9.6.
                                     -----------

          SECTION 8.     REPRESENTATIONS AND WARRANTIES OF
                         PURCHASERS
                         ----------------------------------------

8.1  Purchase for Investment.  Each Purchaser represents and warrants it is
     -----------------------
purchasing the Notes being purchased by it for its own account, and that each such Note is being purchased for the purpose of investment and not with a view to the distribution thereof, subject, nevertheless, to any requirement of law that the disposition of its property shall be at all times within such Purchaser's control. Such Purchaser will not, in any event, make any sale or other disposition of such Notes except in accordance with the Securities Act and the rules and regulations of the

Securities and Exchange Commission thereunder, or pursuant to an exemption under such Securities Act and rules and regulations and of the terms of this Agreement. Each Purchaser represents and warrants it is an "insurance company" as defined in Section 2(13) of the Securities Act.

8.2  Taxpayer Status.  Each Purchaser represents and warrants that it is a
     ---------------
United States person within the meaning of Section 7701(a)(30) of the Code except as disclosed on Schedule 8.2 attached hereto.
                       ------------

8.3  Source of Funds.  At least one of the following statements is an
     ---------------
accurate representation as to the source of funds to be used by such Purchaser to pay the purchase price of the Notes purchased by such
Purchaser:

               (a) if such Purchaser is an insurance company, no part of such funds constitutes assets allocated to any separate account maintained by it in which any employee benefit plan (or its related trust) has any interest; or

               (b) if such Purchaser is an insurance company, to the extent that any part of such funds constitutes assets allocated to any separate account maintained by it, (x) such separate account is a "pooled separate accounts" within the meaning of Prohibited Transaction Class Exemption 90-1, in which case such Purchaser has complied and will continue to comply with the conditions set forth in Part III thereof and such Purchaser has disclosed in writing to the relevant Issuer the names of each employee benefit plan whose assets in such separate account exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this paragraph (b) all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (y) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which such Purchaser has delivered to the Issuers by separate letter; or

               (c) if such Purchaser is a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of Prohibited Transaction Class Exemption 84-14 (the "QPAM Exemption")), all of such funds constitute
                            --------------
assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by such Purchaser, no employee benefit plan's assets which are combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate of such employer or by the same employee organization and managed by such Purchaser, exceed 20% of the total client assets managed by such Purchaser, the conditions of Part I(g) of the QPAM Exemption are satisfied and such Purchaser has disclosed to the Issuers the names of all employee benefit plans whose assets are included in such investment fund; or

               (d) if such Purchaser is other than an insurance company, all or a portion of such funds consists of funds which do not constitute assets of any employee benefit plan (other than a governmental plan exempt from the coverage of ERISA) and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which such Purchaser has delivered to the Issuers in writing by separate letter.

As used in this Section 8.3, the terms "employee benefit plan",
                -----------
"governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA and the term "assets" shall have the meaning assigned to such term in Department of Labor regulations Section 2510.3-101.

SECTION 9.  COVENANTS OF ISSUERS.  Each of the Issuers hereby covenants and
            --------------------
agrees that from the date of this Agreement and so long as any Obligations or other amounts under the Notes and hereunder are outstanding, such Issuers will comply with the following covenants:

9.1  Maintenance of Corporate Existence.  Each of the Issuers shall
     ----------------------------------
preserve and keep in full force and effect its corporate existence and all franchises, rights and privileges necessary to the proper conduct of its business, including, without limitation, all necessary franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, fictitious name authorizations or certificates and copyrights, without any unlawful conflict with franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, fictitious name authorizations or certificates and copyrights of others which conflict may materially and adversely affect such Issuer or interfere with the conduct of such Issuer's business or may result in an action brought against such Issuer for such violation which action may materially and adversely affect such Issuer or interfere with the conduct of such Issuer's business.

9.2  Amendments.  Each of the Issuers shall (a) promptly deliver to the
     ----------
Purchasers and the Collateral Agent copies of any amendments or modifications to its certificate of incorporation, bylaws and organizational documents and/or other documents of formation, as the case may be, certified, with respect to the certificate of incorporation, by the Secretary of State of the jurisdiction of incorporation, or by the appropriate official of its jurisdiction of formation, as the case may be, and, with respect to the bylaws, by the secretary of such Issuer and (b) on a quarterly basis deliver to the Purchasers and the Collateral Agent a certificate of the incumbency of its officers.

9.3  Compliance.  Each of the Issuers shall comply with all laws,
     ----------
ordinances, rules and regulations of any foreign, federal, state or local government or any instrumentality or agency thereof, applicable to it, including, without limitation, the Fair Labor Standards Act, now or hereafter in effect, and all international laws, ordinances, rules and regulations, the failure to comply with which may have a materially adverse effect on any Issuer or on its ability to perform its Obligations under any of the

Transaction Documents, any material agreement, document or instrument to which it is a party, or on the Collateral or on the Purchasers or the Collateral Agent in enforcing their rights hereunder against any Issuer or the Collateral.

9.4  Taxes.  Each of the Issuers shall pay and discharge, as they become
     -----
due, all Taxes, assessments, debts, claims and other governmental or non-governmental charges lawfully imposed upon it or incurred by it or its properties and assets, except Taxes, assessments, debts, claims and charges contested in good faith in appropriate proceedings and for which any Issuer shall have set aside adequate reserves for the payment of such Tax, assessment, debts, claims or charges. Such Issuer shall provide the Collateral Agent, upon the Collateral Agent's request, evidence of payment of such Taxes, assessments, debts, claims and charges. If such Issuer fails to pay such Taxes, assessments, debts, claims or charges when due, and is not contesting the same in good faith or has not set aside adequate reserves for the payment thereof, the Collateral Agent may discharge the same, and any amounts so advanced by the Collateral Agent for such purposes shall be added to the Obligations of such Issuer secured by the Collateral and shall bear interest at the overdue rate set forth in such Notes relating to such Taxes, assessments, debts, claims or charges.

9.5  Preservation of Assets.  Each of the Issuers shall maintain, preserve
     ----------------------
and keep or cause to be maintained, preserved and kept, all its properties, Equipment and assets, including the Collateral, in accordance with industry standards, and make, or cause to be made, all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that efficiency of all such property and assets shall at all times be properly preserved and maintained in accordance with industry standards.

9.6  Insurance.  Each of the Issuers shall maintain, with financially sound
     ---------
and reputable insurance companies, such insurance on its properties, businesses and assets, including, without limitation, the Collateral, against casualty, general liability, worker's compensation and such other insurable interests and in such amounts as is consistent with practices generally followed in the container industry for companies of comparable size. The all risk insurance policies with respect to the Collateral shall initially cover $3,500,000 in physical damage in respect of any one occurrence, shall name the Collateral Agent for the benefit of the Purchasers and the Purchasers as additional insureds and loss payees, and the liability insurance policies with respect to the Collateral shall initially cover $50,000,000 any one occurrence and in the aggregate and shall name the Collateral Agent and the Purchasers, as additional insureds. All such policies of insurance shall provide for at least thirty (30) days' advance notice in writing to the Collateral Agent of any cancellation or modification thereof and, with respect to all risk casualty insurance only, contain a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any negligence by an

Issuer, or any other Person, shall not invalidate the insurance as to the Collateral Agent, the Purchasers and their respective successors and assigns. If an Issuer fails to pay the premiums on any such insurance or maintain such insurance in effect, the Collateral Agent shall have the right (but shall be under no duty) to pay such premiums for such Issuer's account and take all such action (at such Issuer's expense) as the Collateral Agent deems necessary to keep such insurance in effect. Such Issuer shall repay to the Collateral Agent any sums which the Collateral Agent shall have so paid, together with interest thereon at the rate of 7.92% per annum. Such Issuer, upon the Collateral Agent's request, shall
(a) deliver to the Collateral Agent a detailed list of insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof and the properties and risks covered thereby; (b) obtain, within thirty (30) days after notice from the Collateral Agent, such additional insurance as described in this Section
                                                                 -------
9.6 which is reasonably required by the Collateral Agent and which is
- ---
consistent with practices generally followed in the container industry for companies of comparable size; (c) provide to the Collateral Agent and Purchasers copies of all insurance policies relating to its properties, business and assets; and (d) assign to the Collateral Agent all rights to receive proceeds of any such insurance with respect to the Collateral and direct all insurers to pay all proceeds directly to the Collateral Agent. Each of the Issuers hereby authorizes the Collateral Agent to endorse any draft for such proceeds. Notwithstanding anything contained herein, each of the Issuers shall have the option to (i) use all said proceeds received by the Collateral Agent with respect to the Collateral to pay down the outstanding amount of its Notes in inverse order of the scheduled principal payments thereof without priority of any one such Note over any other such Note, or (ii) receive said proceeds from the Collateral Agent; provided,
                                                               --------
that (a) no Default or Event of Default shall have occurred and be
- ----
continuing and (b) such Issuer shall provide the Purchasers with substitute Collateral if it is necessary to ensure that the Collateral Value of such Issuer is greater than 125% of the aggregate outstanding principal amount of the Notes issued by such Issuer which Collateral may be purchased with the proceeds of such insurance, provided said substitute Collateral shall be the subject of a valid first perfected Lien in favor of the Collateral Agent for the benefit of the Purchasers subject to no other Liens.

9.7  Liens.  Neither of the Issuers shall, directly or indirectly, (a)
     -----
permit to exist any Liens with respect to the Collateral other than Liens in favor of the Purchasers or the Collateral Agent or Permitted Liens; nor
(b) pledge any shares owned by it in Restricted Subsidiaries.

9.8  Litigation.  The Issuers shall promptly notify all of the Purchasers
     ----------
and, with respect to the Collateral, the Collateral Agent of any litigation, actions, proceedings, claims or investigations (collectively, "Claims") pending or threatened against either Issuer wherein claimant
 ------
seeks to recover in excess
of $2,000,000 and of the entry of any judgment in excess of $1,000,000 against it, which Claims or judgments are not fully covered by insurance (subject to deductibles) in respect of which the carrier has not disclaimed liability or any of the Collateral becoming subject to any Liens securing or relating to Claims, judgments or indebtedness in excess of $500,000, other than Liens in favor of the Purchasers or the Collateral Agent.

9.9  Line of Business.  Neither of the Issuers shall materially change its
     ----------------
present lines of business as described in Section 7.4 nor will Interpool
                                          -----------
permit any Restricted Subsidiary to engage in any business other than such present lines of business or any other business related thereto.

9.10  Chief Offices; Places of Business.  Each Issuer shall notify the
      ---------------------------------
Collateral Agent in writing at least thirty (30) days in advance of (a) any change of location of its Chief Office, (b) the change, elimination or opening of any chief executive office of such Issuer, or (c) any change in the place where such Issuer maintains its records as to the Collateral such that such records are not located at such Issuer's Chief Office. Each Issuer shall notify the Collateral Agent in writing promptly following a change in the character, use or location of any of the Financed Equipment such that any of such Financed Equipment ceases to be either "mobile goods" or "goods covered by a certificate of title", in each case within the meaning of the UCC. Each Issuer shall notify the Collateral Agent in writing within five (5) days if there is a change in the character of any of the Collateral such that it constitutes an "instrument" (other than an "instrument" which constitutes part of "chattel paper") within the meaning of the UCC.

9.11  Financial Statements.  The Issuers shall deliver to the Purchasers
      --------------------
the following:

               (a) Within forty-five (45) days after the end of each quarterly fiscal period of Interpool, with the exception of its last fiscal quarter (commencing with the quarterly period in which this Agreement is executed and continuing until all of the Obligations under this Agreement and the other Transaction Documents are satisfied), company prepared unaudited consolidated financial statements for Interpool and its consolidated subsidiaries in comparative form showing the corresponding figures for the preceding year prepared in accordance with GAAP, along with a certificate by an authorized officer of Interpool which shall include an attestation by such officer briefly stating he has reviewed such unaudited consolidated financial statements and that he has reviewed the relevant provisions of this Agreement and stating whether his examination has disclosed the existence of any Default or Event of Default and, if so, specifying the nature and period of existence thereof and actions management proposes to undertake to cure the same.

               (b) Within ninety (90) days after the end of each fiscal year of each Issuer, a consolidated balance sheet of each Issuer and its consolidated subsidiaries as of the end of such year and the related consolidated statements of income, statements of cash flows and statements of shareholders' equity for such year audited, without qualification, by Arthur Andersen & Co. or another independent "Big Six" certified public accounting firm, in comparative form to the corresponding figures as at the end of and for the preceding financial year. In addition, such accountants shall issue a statement in connection with their audit as to whether anything has come to their attention that would cause them to believe that the Issuers were not in compliance with any of the terms, covenants or conditions of Sections 9.19 or 9.25 of this Agreement
                                  ---------------------
it being understood that their audit was not directed primarily to obtaining knowledge of such non-compliance and if any such non-compliance is indicated, specifying the nature and period of existence thereof, together with a certificate of an authorized officer with respect to such financial statements covering the same matters referred to in the first three quarter's attestation delivered pursuant to Section 9.11(a) and
                                                  ---------------
actions management proposes to undertake to cure the same.

          (c) (i) Within sixty (60) days after the end of each calendar quarter until all of the Obligations outstanding are satisfied, a Collateral Certificate, an equipment status report sent to the Collateral Agent for Collateral (indicating the Collateral located at depots or under lease) and an aging of all accounts receivable (including lease receivables covering the Equipment and other equipment) of Interpool and its consolidated subsidiaries, as at the end of such calendar quarter, in form and substance reasonably satisfactory to the Purchasers.

                    (ii) Within forty five (45) days after the end of each calendar quarter until all the Obligations are satisfied, an Equipment utilization report (showing the percentage of Equipment under lease) with respect to Equipment owned and managed by Interpool and its consolidated subsidiaries.

               (d) Copies of all formal, written notices or reports, if any, furnished to an Issuer by its independent certified public accountants in connection with each fiscal year audit of the financial statements of such Issuer made by such accountants.

               (e) Such additional financial information with respect to the Issuers and information with respect to the Collateral as the Purchasers may from time to time reasonably require.

               (f) Promptly after the filing thereof, copies of all financial statements and reports (including all exhibits or schedules annexed thereto or filed therewith) which are material to any Issuer and which such Issuer may file with the Securities and Exchange Commission of the United States or any public body succeeding to the functions of that Commission and which are generally available to the public.

9.12  Books and Records.  Each of the Issuers shall, at all times and in
      -----------------
accordance with GAAP keep complete and accurate books and records concerning its business, affairs and operations and concerning its properties and assets, including, without limitation, the Collateral, and shall deliver, or cause to be delivered to the Collateral Agent promptly upon the Collateral Agent's request, from time to time, with respect to the Collateral (i) after an Event of Default occurs, to the extent in its possession, all instruments and chattel paper (including all executed copies thereof), representing or evidencing the Collateral or proceeds of the Collateral; (ii) after an Event of Default occurs, to the extent in its possession or control, all original invoices, original bills of lading, documents of title, all Leases covering Financed Equipment included in the Collateral, original contracts, chattel paper, instruments, and any other writings relating to the Collateral; and (iii) such other information to the extent in its possession or control with respect to any of the Collateral as the Collateral Agent may, in its sole discretion, deem to be necessary or effectual to evidence the transactions contemplated hereby or to evidence, enforce or perfect the Collateral Agent's Lien in the Collateral, or to carry into effect the provisions and intent of this Agreement or other Transaction Documents delivered pursuant hereto, all at the sole expense of the Issuers.

9.13  Inspection.  The Issuers shall, from time to time and during normal
      ----------
business hours, on reasonable notice, permit the Purchasers or the Collateral Agent to inspect or examine the properties and assets of the Issuers, including, without limitation, the Collateral, to the extent the Collateral is in the possession or control of the Issuers or could be so inspected or examined under the terms of applicable Leases with respect thereto, and further to examine, check, make copies of, or extracts from, any of the Issuers' books, records, journals, receipts, orders, correspondence, other data, or orders and accounts receivable of the Issuers and to permit the Purchasers and the Collateral Agent to hold discussions with the Issuers' officers and auditors and the Issuers shall instruct such officers and request such auditors to hold such discussions. If a Default or Event of Default has occurred and is continuing (a) all of the foregoing shall be at the Issuers' expense, (b) the Purchasers or the Collateral Agent may independently verify the orders and accounts receivable of the Issuers at the Issuers' expense, and (c) the Purchasers shall have the right to audit (or cause to be audited by certified public accountants) all of the foregoing items of the Issuers at the Issuers' expense.

9.14  ERISA.  Each of the Issuers shall furnish to the Purchasers and, with
      -----
respect to the Collateral, the Collateral Agent (a) as soon as possible and in any event within thirty (30) days after such Issuer or a duly appointed administrator of a Plan knows or has reason to believe that any Reportable Event has occurred with respect to any Plan, a statement of the principal financial officer of such Issuer setting forth details as to such Reportable Event and the action which such Issuer proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such Plan if required under applicable regulations; (b) promptly after receipt thereof, a copy of any notice an Issuer or any other member of a Controlled Group may receive from the United States Department of Labor, the Internal Revenue Service or the PBGC with respect to any deficiency with respect to any Plan; (c) in the event any stock of an Issuer is ever offered pursuant to a registration statement filed with the Securities and Exchange Commission, promptly after the sending of, making available or filing of the same, copies of any proxy statements and financial statements which such Issuer shall send or make available to all of its stockholders, and any registration statements and any reports which such Issuer shall file with the Securities and Exchange Commission; and (d) promptly after receipt thereof, a copy of any notice an Issuer may receive indicating an actual or potential violation of any environmental law or regulation.

9.15  Use of Proceeds.  The Issuers shall use the proceeds of the Notes
      ---------------
solely in accordance with the provisions of Section 2.2.
                                            -----------

9.16  Further Assurances.  The Issuers shall procure, execute and deliver
      ------------------
to the Collateral Agent any security agreement, financing statement, or other writing and take all such other actions as the Collateral Agent may reasonably require to evidence, preserve, protect or enforce the Collateral Agent's rights and interests to or in the Collateral.

9.17  Government Contracts.  If any of the Collateral consists of Financed
      --------------------
Equipment covered by contracts with the United States or any other governmental entity or any of their respective departments, agencies or instrumentalities, the Issuers shall notify the Collateral Agent and execute any writings and take all such other actions as the Collateral Agent may require in order that all money due or to become due under such contracts shall be assigned to the Collateral Agent and proper notice of the assignment given under the Federal Assignment of Claims Act or other applicable law.

9.18  Sell, Merge, Consolidate, etc.  Neither of the Issuers shall:
      ------------------------------

               (a) Sell, abandon, or otherwise dispose of all or any substantial part (which shall be deemed to constitute an amount in excess of 20% of the consolidated assets of Interpool and its Restricted Subsidiaries), of its properties or assets in any 12 month period unless
(i) it either (A) reinvests the proceeds from such transactions in excess of 20% of such consolidated assets in its principal businesses as described in Section 7.4 or other investments permitted hereunder provided that such
   -----------
investments are fully liquidated and the proceeds thereof are invested in such principal businesses within twelve (12) months from the date of such transaction, and/or (B) prepays the Notes in inverse order of the scheduled principal payments thereof without priority of any one such Note over any other such Note in the amount of such excess of 20% of such consolidated assets, together with a Make Whole Premium, if any, or (ii) such transaction occurs entirely between the Issuers.

               (b) Consolidate with or merge into any Person or permit any merger of any other Person into an Issuer or acquire all or substantially all the assets of any Person, unless such Issuer is the surviving corporation (and if one of the Issuers involved in such transaction is Interpool, Interpool is the surviving corporation) or the survivor expressly assumes the Obligations of such Issuer and following and giving effect to such merger, consolidation or acquisition, no Default or Event of Default exists or shall result under any Transaction Document, the Collateral Agent continues to have a first perfected security interest in the Collateral under the UCC, reflected on the certificates of title and, if applicable, through a filing with the Interstate Commerce Commission, as applicable to the relevant Collateral subject to no other Liens, other than Permitted Liens and the Issuers, including the surviving corporation, may issue at least $1.00 of additional Funded Debt without any Default or Event of Default resulting hereunder.

               (c) Alter the existing capital stock structure of any Issuer such that Interpool owns less than 100% of the common stock of Ltd. and 87.5% of the common stock of Trac Lease, Inc.

               (d) Sell, assign, transfer, discount or otherwise dispose of any Lease, or any interest therein, with or without recourse, except in the ordinary course of its business as presently conducted.
9.19  Financial Covenants.  So long as the Obligations remain outstanding
      -------------------
under any of the Transaction Documents (subject to the provisions of
Section 9.19(e)):
- ---------------

               (a) Interpool shall cause Tangible Net Worth to be greater than $100,000,000 for the period commencing on the Closing Date to December 31, 1995; and $125,000,000 at all times from and after January 1, 1996.

               (b) Neither Interpool nor any of its Restricted Subsidiaries shall incur any Funded Debt unless after giving effect to such incurrence of Funded Debt (i) the ratio of Funded Debt to Tangible Net Worth is not greater than 4 to 1; and (ii) the sum of Pro-Forma Fixed Charges for Interpool and its Restricted Subsidiaries would have been covered by at least 1.5 times the sum of Earnings Available for Fixed Charges for Interpool and its Restricted Subsidiaries for the most recent four (4) fiscal quarters preceding the date of determination.

               (c) Interpool shall not permit the ratio of (i) the sum of Earnings Available for Fixed Charges plus Depreciation for Interpool and its Restricted Subsidiaries for the sum of the four (4) fiscal quarters immediately preceding the date of determination to (ii) the sum of Fixed Charges for Interpool and its Restricted Subsidiaries for the sum of the four (4) fiscal quarters immediately preceding the date of determination to be less than 1.5 to 1.

               (d) Neither Interpool nor its Restricted Subsidiaries shall make any Restricted Payments if the aggregate amount of all Restricted Payments made subsequent to June 30, 1993 would exceed the sum of $5,000,000 plus 75% of the sum of (i) Net Earnings of Interpool and its Restricted Subsidiaries (minus 100% of any net loss) subsequent to June 30, 1993 and (ii) the net cash proceeds received after June 30, 1993 from the sales (other than to Interpool or its Subsidiaries) of shares of common stock and preferred stock of Interpool or any Restricted Subsidiary which does not provide for mandatory redemption thereof or sinking fund payments with respect thereto.

               (e)  If the Collateral is terminated pursuant to Section
                                                                -------
5.7(a) then, from and after the date of such termination up to and until
- ------
such time, if any, as the Issuers again secure the Obligations with Collateral in accordance with Section 5.7(d), the Issuers shall not be
                              --------------
required to comply with the financial covenants set forth in Sections
                                                             --------
9.19(a), (b) and (c) and shall, instead be required to comply with the
- --------------------
following financial covenants:

               (i) Interpool shall cause Tangible Net Worth to be greater than $125,000,000;

              (ii) Neither Interpool nor any of its Restricted Subsidiaries shall incur any Funded Debt unless after giving effect to such incurrence of Funded Debt (A) the ratio of Funded Debt to Tangible Net Worth is not greater than 3 to 1; and (B) the sum of Pro-Forma Fixed Charges for Interpool and its Restricted Subsidiaries would have been covered by at least 1.75 times the sum of Earnings Available for Fixed Charges for Interpool and its Restricted Subsidiaries for the most recent four (4) fiscal quarters preceding the date of determination;

             (iii) Interpool shall not permit the ratio of (i) the sum of Earnings Available for Fixed Charges plus Depreciation for Interpool and its Restricted Subsidiaries for the sum of the four (4) fiscal quarters immediately preceding the date of determination to (ii) the sum of the Fixed Charges for Interpool and its Restricted Subsidiaries for the sum of the four (4) fiscal quarters immediately preceding the date of determination to be less than 1.75 to 1.

9.20  Payment of Obligations.  Each Issuer shall pay all obligations
      ----------------------
material to its business when due (taking into account any grace periods granted in respect thereof) other than those disputed by it in good faith, if failure to pay might have a material adverse affect on the business, conditions (financial or otherwise), prospects or creditworthiness of an Issuer.

9.21  Notice of Default.  Each Issuer shall promptly but in any event
      -----------------
within three (3) Business Days after obtaining knowledge thereof furnish the Collateral Agent and the Purchasers with a statement of the occurrence of any Event of Default or Default, specifying the nature and period of existence thereof and what action management of such Issuer proposes to take with respect thereto. If an Issuer receives a notice of Default from any creditor or Person other than the Collateral Agent or the Purchasers, such Issuer shall deliver to the Collateral Agent and the Purchasers a copy of such notice of Default, immediately upon receipt thereof. In the event that the Issuers have cured such Default within any applicable cure period provided therefor, such cure shall have the effect of remedying any failure of the Issuers to give notice relating to such Default.

9.22  Lock Box.  Upon the occurrence of an Event of Default and at the
      --------
request of the Majority In Interest or the Collateral Agent acting on the instructions of the Majority In Interest, the Issuers will establish a lock box in respect of the Collateral and all proceeds thereof at a location satisfactory to the Purchasers and the Collateral Agent, and take all such action and execute all agreements, documents, letters and instruments which the Collateral Agent deems appropriate in its sole discretion to establish and maintain said lock box.

9.23  Additional Costs.  (a) In the event of any change in or adoption of
      ----------------
any applicable law, regulation or guideline, or any interpretation thereof by any governmental authority charged with the administration thereof, not published on or prior to the date hereof, subjects a Purchaser to any Tax of any kind whatsoever with respect to the Notes issued to such Purchaser, or changes the basis of taxation of payments to such Purchaser of any fees, principal or interest payable on such Notes (except for changes in the rate of tax based solely on the overall net income of such Purchaser) or imposes, modifies or deems applicable any reserve requirement against assets held by, or other liabilities in or for the account of, or loans by, such Purchaser, or imposes on such Purchaser, directly or indirectly, any of the conditions affecting the relevant Notes, and the result of any of the foregoing is to increase the cost to such Purchaser of purchasing or holding the relevant Notes by an amount which such Purchaser deems to be material, then upon demand by such Purchaser made promptly upon such event, the Issuers will pay to such Purchaser, upon its demand, the additional amount or amounts necessary to compensate such Purchaser for such additional cost. Absent manifest error, such Purchaser's statement shall be conclusive as to any additional amount to be paid. Such Purchaser shall supply the Issuers with such information related to any such Taxes, taxation or reserve requirement as is available to such Purchaser and is not confidential. In the event that any such additional cost arises and is demanded by a Purchaser from an Issuer, the Issuer shall have the right to prepay the Notes of such Purchaser, together with payment of accrued interest thereon and any Make Whole Premium.

The Issuers shall pay to the Purchasers all principal of, and interest on, the amount outstanding on the Notes and all their other Obligations under the Transaction Documents free and clear of and without deduction or withholding for Taxes (as defined below). "Taxes" means any present or
                                            -----
future license, registration or other fees, taxes or other amounts for or on account of levies, imposts, duties, deductions, withholdings or other charges assessed by any governmental or taxing authority, excluding income and franchise taxes imposed on a Purchaser by a jurisdiction under which such Purchaser is organized or operating in connection with this Agreement or any political subdivision thereof. In the event an Issuer is or may become required to pay any such costs, such Issuer may elect to prepay the Notes, together with accrued interest thereon, Make Whole Premium, and any additional costs associated with such prepayment.

               (b) If an Issuer shall be required to withhold or deduct Taxes from any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that the amount received is equal to the sum which would have been received had no withholdings or deductions been made, (ii) such Issuer shall make such necessary withholdings and deductions, and (iii) such Issuer shall pay the full amount withheld or deducted to the relevant authority according to applicable law so that any Purchaser shall not be required to make any deduction or payment of Taxes.

9.24  Transactions with Related Parties.  The Issuers will not and will not
      ---------------------------------
permit any Restricted Subsidiary to enter into any transaction or arrangement with any Related Party, including the purchase from, sale to or exchange of property with the lessee of Financed Equipment (either as lessee or lessor) or rendering of any service by or for, any Related Party, except in the ordinary course of business and pursuant to the reasonable requirement of the Issuers and a Restricted Subsidiary and upon fair and reasonable terms no less favorable than would be obtained in a comparable arm's length transaction with a Person other than a Related Party.

9.25  Permitted Investments.  Neither Interpool nor any of its Restricted
      ---------------------
Subsidiaries shall make cash or cash equivalent investments in, loans or advances to or guarantee the obligations of, any Person except the following ("Permitted Investments"):
            ---------------------

               (a)  Purchases of obligations of the United States
Government and its agencies, U.S. dollar denominated obligations of the Canadian Government and AAA-rated by Standard & Poor's or

Moody's "obligations of supranationals" which includes government issued securities and World Bank securities, that are rated at least AAA, all having maturities not in excess of five (5) years;

               (b) Purchases of prime commercial paper rated A1/P1 by Standard & Poor's or Moody's or higher maturing in 270 days or less;

               (c) Purchases of certificates of deposit or bankers' acceptances issued by a bank with capital, surplus and undivided profits of at least $100,000,000, having a term of one year or less;

               (d) Investments in or advances to Restricted Subsidiaries or any legal entity which after such investments or advances would become a Restricted Subsidiary;

               (e) Advances to employees for expenses incurred by such employees in the ordinary course of the Issuers' business;

               (f) Carrying lease or notes receivable arising from transactions with customers and suppliers in the normal course of the Issuers' business;

               (g) Guarantees of obligations of Unrestricted Subsidiaries provided that such guarantees would be permitted under Section 9.19(b);
                                                       ---------------

               (h) Other Investments subject to the limitations set forth in Section 9.19(d);
   ---------------

               (i) Purchases of corporate debt securities rated A3/A- or higher by Moody's or Standard & Poor's and which mature within five (5) years after the date of acquisition in an amount not to exceed 15% of the sum of cash and marketable securities as reflected on the Issuers' quarterly financial statements of the most recently completed fiscal quarter;

               (j) Purchases of tax exempt securities which are rated Aa3/AA- or higher by Moody's or Standard & Poor's and which mature within five (5) years from the date of acquisition; and

               (k) Any other investments up to an aggregate of $10,000,000 at any one time outstanding.
To the extent the Issuers have Permitted Investments and prior to any investment by any Issuers in marketable securities with maturities greater than one year, or investments described in subsections (h) and (k) above, the Issuers shall have caused the greater of (i) 5% of Tangible Net Worth and (ii) $10,000,000.00 to have been invested in investments described in subsections (a), (b), (c), (i) or (j) above with final maturities not exceeding one year.

The foregoing provisions of this Section 9.25 shall not be deemed to limit
                                 ------------
the transactions in which the Issuers are permitted to engage in accordance with the provisions of Section 9.18.
                       ------------

9.26  Leases.  At all times following the occurrence and during the
      ------
continuance of an Event of Default and upon the lock box provided for in
Section 9.22 being established, the Issuers shall immediately notify the
- ------------
Collateral Agent of the cancellation of any Lease with a term of one (1) year or more or any master lease.

9.27  Acquisition of Notes.  No Issuer shall, nor shall such Issuer permit
      --------------------
any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes unless such Issuer or such Subsidiary or Affiliate shall have offered to acquire Notes, pro rata, from all of the
                                               --------
Purchasers and upon the same terms. In case an Issuer, or any Subsidiary or Affiliate, acquires any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution thereof.

9.28  Private Offering.  The Issuers agree that neither of the Issuers nor
      ----------------
anyone acting on such Issuers' behalf shall offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

          SECTION 10.    DEFAULT; REMEDIES OF THE PURCHASERS
                         -----------------------------------

10.1  Occurrence of Event of Default.  Any one of the following events or
      ------------------------------
conditions shall constitute an Event of Default:

               (a) either Issuer's failure to pay, when due, at maturity (whether as stated or by acceleration) or otherwise, any payment of principal, interest, fees, Make Whole Premium or other charges or amounts due and owing to the Purchasers with respect to the Obligations, and such failure shall continue for five (5) Business Days or more; or

               (b) either Issuer shall fail to observe or perform the covenants set forth in Sections 9.6, 9.18, 9.19, 9.21 or 9.25; or
                       --------------------------------------

               (c) either Issuer shall fail to observe or perform any other covenant or agreement of such Issuer in this Agreement or any other Transaction Document which shall remain unremedied for thirty (30) days; or

               (d) any representation or warranty made by either Issuer hereunder, under any Transaction Document or in any other document to any Purchaser or the Collateral Agent shall be incorrect as at the date made in any material respect; or

               (e) if either Issuer shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction or if there shall be commenced against either Issuer any such proceeding and such action or proceeding remains undismissed for a period of sixty (60) days, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (iv) be adjudicated a bankrupt or insolvent, or (v) take any action for the purpose of any of the foregoing; or

               (f) if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by an Issuer, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering its dissolution, winding-up or liquidation and such order shall not have been stayed or dismissed within sixty (60) days; or

               (g) if any Lien (other than a Lien in favor of the Purchasers or the Collateral Agent or a Permitted Lien) or attachment, levy or garnishment exists or is issued against the Collateral or any property of either Issuer securing any of the Obligations in respect of indebtedness or obligations of $2,000,000 or more in the case of Ltd. or $1,000,000 or more in the case of Interpool and is not released, discharged, dismissed, stayed or fully bonded within a period of thirty (30) days after its creation, attachment, issue or levy or if any such Lien, attachment, levy or garnishment against the Collateral or any property of an Issuer securing Obligations shall have priority over the security interest of the Collateral Agent in the Collateral, such Lien, attachment, levy or garnishment is not released, discharged, dismissed, stayed or fully bonded within a period of fifteen (15) days after its creation, attachment, issue or levy; or

               (h) if any judgment or tax lien is entered against either Issuer and remains unsatisfied after thirty (30) days, unless said judgment or tax lien is being contested in good faith by appropriate proceedings and is stayed in the interim; or

               (i) a Person or outside group of related Persons which is not listed on Schedule 7.1 attached hereto obtains voting control of fifty
              ------------
one percent (51%) or more of the voting securities of Interpool; or

               (j) either Issuer (as principal, guarantor or other surety) defaults in the payment of any principal or interest of any indebtedness for borrowed money in excess of

$4,000,000.00 with respect to Interpool and in excess of $1,000,000.00 with respect to Ltd. (including any indebtedness of Interpool or Ltd. to the Purchasers other than the Obligations) beyond the period of grace, if any specified therefor or any other default in respect of such indebtedness which give the holder of any such indebtedness the right to cause the acceleration of such indebtedness including any grace period provided to such holder; or

               (k) if the Collateral Value for an Issuer shall be less than 125% of the aggregate outstanding principal amount of the Notes issued by such Issuer by (i) an amount of $2,000,000 or more in respect of Ltd. or of $1,000,000 or more for Interpool or (ii) an amount less than $2,000,000 for Ltd. or less than $1,000,000 for Interpool and such deficiency shall not have been fully eliminated (A) in the case of the deficiency described in clause (i) hereof within fifteen (15) days from the date that such deficiency arises or (B) in the case of the deficiency described in clause
(ii) hereof within fifteen (15) days following the date that the next Collateral Certificate is required to be delivered pursuant to Section
                                                               -------
9.11(c), by the prepayment of Notes pursuant to Section 5.5 or the
- ------                                          -----------
assumption of Notes by Interpool pursuant to Section 5.6(a) or the grant of
                                             --------------
additional Collateral pursuant to Section 5.6(b) or Section 5.6(c) or the
                                  -------------     -------------
grant of Cash Collateral pursuant to Section 5.6(d) or the designation by
                                     --------------
Interpool of Collateral in respect of excess Collateral Value of Interpool for the benefit of Ltd. pursuant to Section 5.6(e).
                                    --------------

          10.2  Action Upon Event of Default.
                ----------------------------

               (a)  Declaration of Acceleration of Each Note.  If an Event
                    ----------------------------------------
of Default under Section 10.1(a) occurs and is continuing, any of the
                 ---------------
Purchasers may by notice to the Issuers, declare the principal of its Notes to be immediately due and payable together with accrued interest thereon and a Make Whole Premium with respect thereto. At any time after such acceleration, and prior to the sale or disposition of any of the Collateral, such Purchaser may rescind such a declaration or automatic acceleration, as the case may be, and thereby annul its consequences if (i) the Issuers pay an amount sufficient to pay all principal of, Make Whole Premium, if any, and interest on such Note, to the extent each such amount is due or past due without regard to the acceleration hereof, if any, in respect of the outstanding Note otherwise than by reason of such acceleration and all sums due and payable to such Purchaser or the Collateral Agent, (ii) the rescission would not conflict with any judgment or decree and (iii) all existing Events of Default relating to such Note have been cured or waived except nonpayment of principal of, Make Whole Premium or interest on the Note that has become due solely because of such acceleration.

               (b)  Declaration of Acceleration of All Notes.  If an Event
                    ----------------------------------------
of Default occurs and is continuing, the Majority In Interest may by notice to the Issuers, declare the principal of all Notes to be immediately due and payable together with accrued interest thereon and a Make Whole Premium with respect thereto; provided that the Notes will automatically become due
                      --------
and payable together with accrued interest thereon and a Make Whole Premium with respect thereto without any action of the Purchasers in the case of an Event of Default under Section 10.1(e) or Section 10.1(f). At any time
                       ---------------    --------------
after such acceleration, and prior to the sale or disposition of any of the Collateral, the Majority In Interest may rescind such a declaration or automatic acceleration, as the case may be, and thereby annul its consequences if (i) the Issuers pay an amount sufficient to pay all principal of, Make Whole Premium, if any, and interest on the Notes, to the extent each such amount is due or past due without regard to the acceleration hereof, if any, in respect of the outstanding Notes otherwise than by reason of such acceleration and all sums due and payable to the Purchasers or the Collateral Agent, (ii) the rescission would not conflict with any judgment or decree and (iii) all existing Events of Default have been cured or waived except nonpayment of principal of, Make Whole Premium or interest on the Notes that has become due solely because of such acceleration.

               (c)  Payments after Acceleration of Notes.  All payments
                    ------------------------------------
received and all amounts held or realized by the Purchasers after the outstanding principal of any of the Notes shall have been declared to be due and payable pursuant to Section 10.2(a) or Section 10.2(b), and all
                            --------------     --------------
payments or amounts then held or thereafter received by the Purchasers hereunder, shall be applied by each such Purchaser in the following order of priority:

First, to reimburse the Purchasers for any costs and expenses not
- -----
reimbursed by the Issuers;

Second, so much of such payments or amounts remaining as shall be required
- ------
to pay in full any interest at the Overdue Rate, the accrued but unpaid interest on the Notes to the date of distribution and any Make Whole Premium;

Third, so much of such amounts remaining as shall be required to pay in
- -----
full the aggregate unpaid principal amount of the Notes on a pro rata basis
                                                             --------
for all the Notes for each Issuer and then applied to such Notes in inverse order of the scheduled principal payments thereof and all other amounts payable hereunder;

Fourth, so much of such amounts remaining as shall be required to pay in
- ------
full all other outstanding Obligations; and

Fifth, the balance, if any, of such payments or amounts remaining
- -----
thereafter shall be distributed to each of the relevant Issuers, upon its written direction or to any other Person entitled thereto as a matter of law.

All payments and proceeds received by the Collateral Agent or the Purchasers shall be applied to the Obligations secured thereby pursuant to the applicable Security Agreement, Railcar Security

Agreement, or security and pledge agreement in respect of Cash Collateral.

               (d)  Other Remedies.  The Issuers agree, to the full extent
                    --------------
that they lawfully may, that if one or more Events of Default shall have occurred and be continuing, then, and in every such case the Purchasers or upon the instructions of the Majority In Interest the Collateral Agent on behalf of the Purchasers pursuant to the Agency Agreement, as secured party, mortgagee or collateral assignee hereunder or under the Collateral Documents, or otherwise, may exercise any or all of the rights and powers and pursue any and all of the remedies available to the Purchasers hereunder or under any of the Transaction Documents or with respect to the Collateral Agent, under the Collateral Documents.

10.3  Authorized to Execute Bills of Sale.  Each of the Issuers hereby
      -----------------------------------
irrevocably appoints the Collateral Agent the true and lawful attorney-in-fact of such Issuer in its respective name and stead and on its respective behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien in connection with this Agreement and any other Transaction Documents, following the occurrence of an Event of Default to execute and deliver all such bills of sale, assignments, UCC financing statements and other instruments as the Collateral Agent may consider necessary or appropriate, with full power of substitution, each of the Issuers hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. After the Collateral Agent has exercised its rights hereunder, if so requested by the Collateral Agent or any purchaser, each of the Issuers shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Collateral Agent or such purchaser all bills of sale, assignments, releases, UCC financing statements and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

10.4  Remedies Cumulative.  Each and every right, power and remedy herein
      -------------------
specifically given to the Purchasers or the Collateral Agent or otherwise in this Agreement or any other Transaction Documents shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Purchasers or the Collateral Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Purchasers or the Collateral Agent in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default or Event of Default on the part of any Issuer or to be an acquiescence therein.

10.5  Discontinuance of Proceedings.  In case any of the Purchasers or the
      -----------------------------
Collateral Agent shall have proceeded to enforce any right, power or remedy under this Agreement or any other Transaction Documents and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Purchaser or the Collateral Agent, then and in every such case the Issuers and the Collateral Agent shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of such Purchaser or the Collateral Agent shall continue as if no such proceedings had been taken.

          10.6  Agreements with Respect to Remedies and Defaults.
                ------------------------------------------------
Notwithstanding any provisions of this Agreement or the Collateral Documents to the contrary,

               (a) If an Event of Default shall have occurred and is continuing under this Agreement or any other Transaction Documents (whether declared or not), the Collateral Agent shall in accordance with instructions from the Majority In Interest, to the extent remedies are available to do so and the Collateral Agent is not stayed from exercising such remedies, pursue such remedies as are available under the Leases and the Collateral Documents and at law in respect of the Collateral in accordance with the Collateral Documents and with respect to the parties thereto to repay the Notes.

               (b) If an Event of Default shall have occurred and is continuing, the Collateral Agent shall act in a commercially reasonable manner in respect of the Collateral and with respect to the exercise of the remedies provided under the Collateral Documents and at law related to the Collateral.

10.7  Waiver of Existing Defaults.  The Issuers, upon written confirmation
      ---------------------------
that the Majority In Interest waive an existing Event of Default, shall notify all the Purchasers that the Majority In Interest has provided such waiver; provided, however, no such waiver shall be effective in the case of
        --------  -------
(i) an Event of Default in the payment of the principal of, Make Whole Premium, if any, or interest on, any Note or (ii) in respect of a covenant or provision of Section 9.18 and Section 9.19 unless such waiver is made by
                ------------     ------------
all the Purchasers.

10.8  Rights of Purchasers to Receive Payment. Each Purchaser, or with
      ---------------------------------------
respect to all the Notes, the Majority In Interest, shall have the right to bring suit for the enforcement of such Purchaser's, or with respect to all Notes, all of Purchasers' rights to receive payment of principal of, Make Whole Premium, if any, and interest on such Note or Notes on or after the due date expressed in such Note or Notes. Notwithstanding any other provision of this Agreement or the Agency Agreement, the right of any Purchaser to receive payment of principal of, Make Whole Premium, if any, and interest on a Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Purchaser.

SECTION 11.  EXPENSES.  Each of the Issuers agrees, whether or not the
             --------
transactions contemplated by this Agreement are consummated, for the sole benefit of each of the Purchasers and the Collateral Agent, to pay (or reimburse each Purchaser for the payment of) all costs and expenses, of the negotiation, execution and delivery of this Agreement and each of the other Transaction Documents and every other related agreement, instrument and document, and the perfection by the Collateral Agent of a valid first priority Lien in the Collateral including all reasonable legal fees and expenses, and expenses of lien searches, filing fees of UCC financing statements, Railcar Security Agreement (if applicable) and other lien instruments, and fees and expenses relating to the titling and registration of the Collateral and noting Liens on certificates of title, incurred by or on behalf of each Purchaser and the Collateral Agent, including without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft, special counsel for the Purchasers. Each of the Issuers further agrees to pay (or reimburse each Purchaser for the payment of) all costs and expenses including all reasonable legal fees and expenses, and expenses of lien searches, filing fees, and fees and expenses relating to the titling and registration of the Collateral and noting the Liens on the certificates of title, incurred on behalf of each Purchaser and the Collateral Agent, including without limitation, the fees and disbursements of special counsel to the Purchasers incurred in connection with (a) the negotiation, execution and delivery of any amendments, supplements or modifications to this Agreement, the other Transaction Documents and other related agreements, instruments and documents, and any amendment, supplement or waiver or any provision hereof or thereof, (b) the perfection by the Collateral Agent by filing, recording, possession or otherwise in any jurisdiction whose laws are applicable to an Issuer or any of the Collateral of a valid first priority Lien in the Collateral, both initially and with regard to any substitute or additional Collateral including but not limited to Cash Collateral and other Collateral granted pursuant to any provision of Section 5 and any release of any Collateral, and (c) the
             ---------
enforcement of the provisions of this Agreement, the other Transaction Documents or any of the other related agreements, instruments and documents, by or on behalf of any Purchaser or the Collateral Agent, including the exercise of any rights and remedies provided herein or in the Agency Agreement.

SECTION 12.  NOTICES.  All communications and notices provided for herein
             -------
shall be in writing and delivered by hand, the United States certified or registered mail or by telecopier, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail and courier service, (b) five (5) days after the date on which it shall have been mailed by United States mail, certified or registered, postage prepaid, return receipt requested, or (c) in the case of notice by telecopier, when electronically or verbally confirmed, in each case addressed to (i) if to a Purchaser, at the address set forth under such Purchaser's name on Schedule 3 attached hereto, with a copy to
                         ----------
Purchaser's special counsel, Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Telecopier (212) 504-6666, Attn: Richard A. Aborn, Esq., or (ii) if to Issuers, at the address set forth under such Issuer's name on Schedule 2 attached hereto, or at such other address as
                 ----------
such Person may from time to time designate by written notice to the other parties hereto. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given
- --------  -------
hereunder only when actually received by the party to which it is addressed.

          SECTION 13.    PURCHASERS AND NOTES
                         --------------------
13.1  Withholding Taxes; Information Reporting.  Notwithstanding the
      ----------------------------------------
Issuers' obligation to ensure that the Purchasers are reimbursed for any withholding Taxes, the Issuers shall exclude and withhold from each distribution of principal, Make Whole Premium, if any, and interest and other amounts due hereunder or under the Notes any and all withholding Taxes applicable thereto as required by law. Any such withholding shall in no event give rise to an Event of Default. The Issuers agree (a) to act as such withholding agent and, in connection therewith, whenever any present or future Taxes or similar charges are required to be withheld with respect to any such amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Purchasers, (b) that it will file any necessary withholding Tax returns or statements when due and (c) that, as promptly as possible after the payment of such amounts, it will deliver to each Purchaser appropriate documentation showing the payment of such amounts, together with such additional documentary evidence as such Purchasers may reasonably request from time to time. Each of the Issuers agrees to file any other information reports as it may be required to file under United States law. To the extent that such Issuer fails, with respect to any Purchaser, to withhold and pay over any such Taxes to the appropriate taxing authority, such Issuer shall, upon a claim being made for such Taxes by such authority, take all reasonable steps to recover such Taxes from such Purchaser, including, without limitation, withholding the amount of such Taxes from subsequent distributions, if any, to such Purchaser.

13.2  Satisfaction and Discharge of Agreement; Termination of Obligations.
      -------------------------------------------------------------------
Subject to Section 13.3, the Issuers shall, except as herein provided, be
           ------------
deemed to have been discharged from their respective Obligations with respect to the Notes, when

               (a) the principal of, Make Whole Premium, if any, and interest on the Notes and all other amounts due and payable under the Notes, this Agreement and other Transaction Documents have been paid in full or there shall have been deposited with the Purchasers an amount equal to the amount required to discharge such indebtedness and other Obligations; and

               (b) each Purchaser shall have received evidence that all conditions precedent provided for relating to the satisfaction and discharge of this Agreement contemplated by this Section 13.2 have been
                                                 ------------
complied with.

13.3  Amendments to This Agreement With Consent of Purchasers.
      -------------------------------------------------------

               (a) With the written consent of the Majority In Interest, the Issuers may enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Agreement or of any such supplemental agreements or to modify the rights of the Purchasers; provided, however, that, without the consent of each Purchaser
            --------  -------
affected thereby, an amendment under this Section 13.3 may not:
                                          ------------

     (i) reduce the amount of principal, interest or Make Whole Premium due or owing on the Notes held by such Purchaser; or

     (ii)   affect the terms of payment of any Note; or

     (iii) reduce the amount of Purchasers which constitutes the Majority In Interest; or

     (iv)   make any change in Section 5.1, 5.6, 5.7, 9.19, 10, or this
                               -------------------------------
Section 13.3(a); or
- ---------------

     (v) affect the preference between Purchasers and/or Purchasers and other creditors.

              (b) Promptly after the execution of any supplemental agreement pursuant to the provisions of this Section 13.3, the Issuers
                                             ------------
shall transmit by first-class mail a copy of such supplemental agreement to all Purchasers, as the names and addresses of such Purchasers appear on the Register. Any failure of the Issuers to mail such copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

13.4  Notification on or Exchange of Notes.  Each of the Purchasers may
      ------------------------------------
place an appropriate notation about an amendment or waiver on any Note thereafter executed. Each of the Purchasers in exchange for such Notes may execute new Notes that reflect the amendment or waiver.

          SECTION 14.    MISCELLANEOUS
                         -------------

14.1  Oral Modification, Termination etc.  This Agreement cannot be
      ----------------------------------
changed, discharged or terminated orally.

14.2  Successors and Assigns.  All the terms of this Agreement shall be
      ----------------------
binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and, in particular, shall inure to the benefit of and be enforceable by any registered owner or holder of a Note;

provided, however, the liabilities and Obligations of the Issuers may not
- --------  -------
be assigned or otherwise transferred except by any merger permitted under
Section 9.18(b) or an assumption by Interpool provided under Section 5.6.
- ---------------                                              -----------

14.3  Headings.  The headings to the various sections of this Agreement
      --------
have been inserted for the convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

14.4  Counterparts.  This Agreement may be executed in any number of
      ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

14.5  Survival.  All warranties, representation, indemnities and covenants
      --------
made by any Person hereto, herein or in any certificate or other instrument delivered by any such Person or on the behalf of any such Person under this Agreement shall be considered to have been relied upon by each other Person hereto and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by any such Person or on the behalf of any such Person. All statements in any such certificate or other instrument shall constitute warranties and representations by the Person so making the same.

14.6  Governing Law; Severability.  This Agreement shall be governed by and
      ---------------------------
construed and enforced in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of New York. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.7  WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION.  EACH OF THE
      ------------------------------------------------
ISSUERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. In any action or proceeding arising out of or relating to this Agreement, each of the Issuers hereby accepts, for itself and its property, the nonexclusive jurisdiction of the courts of the State of New York, and the federal courts in New York City, and agrees that effective service of process may be made on each Issuer by mailing same to such Issuer's address set in Schedule 2 attached hereto. The Collateral
                             ----------
Agent or any Purchaser may proceed against an Issuer in any other applicable jurisdiction, and may serve process in any other manner permitted by applicable law. Each of the Issuers hereby irrevocably waives any objection to the laying of venue in the aforesaid courts, and any claim of an inconvenient forum. To the extent that such Issuer or its property may have or hereafter acquire immunity, on the grounds of sovereignty or otherwise, from any judicial process in connection with this Agreement, each Issuer hereby irrevocably waives, to the fullest extent permitted by law, any such immunity and agrees not to claim same. Each of the Issuers agrees that a final judgment in any such action or proceeding shall be conclusive, and may be enforced in any other jurisdiction by suit on the judgment or in any other permitted manner.

Interpool hereby irrevocably designates and appoints Interpool Limited of 633 Third Avenue, New York, New York 10017 as its agent to receive on its behalf and its property service of copies of the summons and complaint and any other process which may be served upon Interpool in the State of New York in connection with any action or proceeding in the courts of the State of New York or of the United States of America for the Southern District of New York.

SECTION 15.  DEFINITIONS.  The following terms used herein shall have the
             -----------
following respective meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

"Affiliate" of any Person shall mean any other Person which directly or
 ---------
indirectly controls, or is controlled by, or is under a common control with, such Person, including, without limitation, Related Parties.

"Agency Agreement" shall mean the Collateral Agency Agreement dated the
 ----------------
date hereof among the Collateral Agent, the Issuers and the Purchasers, as the same may be amended, supplemented or modified from time to time, substantially in the form of Exhibit B hereto.
                             ---------

"Approved Investments" shall mean the investments listed in paragraphs (a)
 --------------------
or (b) of Section 9.25 hereof, provided that such investments have
          ------------
maturities of less than one (1) year. So long as no Default or Event of Default shall have occurred, the Issuer pledging Cash Collateral shall have the option of designating the specific Approved Investment in which such Cash Collateral shall be maintained. If a Default or Event of Default shall have occurred, such Approved Investment shall be designated by the Collateral Agent.

"Business Day" shall mean any day other than a Saturday, Sunday or other
 ------------
day on which commercial banking institutions in the State of New York are authorized or obligated by law to close.

"Cash Collateral" shall mean
 ---------------

          (i) all bank accounts in the name of the Collateral Agent as agent for the ratable benefit of the Purchasers, all funds held therein and all certificates and instruments representing or evidencing such bank accounts which are maintained by the Collateral Agent;

          (ii) all Approved Investments made from time to time in accordance with the provisions of this Agreement and the applicable Transaction Documents;

          (iii) all interest, dividends and other property from time to time received, receivable or otherwise distributed in respect of any amounts on deposit in any of the accounts or the Approved Investments described in subparagraphs (i) or (ii) above; and

          (iv)  all proceeds of any or all of the foregoing.
The Issuers shall, at all times, cause all Cash Collateral to be subject to a first priority perfected security interest in favor of the Collateral Agent for the ratable benefit of the Purchasers, subject to no other Liens.

"Chassis" shall mean wheeled steel frames used to carry containers over the
 -------
road.

"Chief Offices" shall mean, for each Issuer, its Chief Executive Office as
 -------------
listed on Schedule 7.1 attached hereto.
          ------------

"Claims" shall have the meaning set forth in Section 9.8 hereof.
 ------                                      -----------

"Closing" shall have the meaning set forth in Section 3 hereof.
 -------                                      ---------

"Closing Date" shall have the meaning set forth in Section 3 hereof.
 ------------

"Code" shall have the meaning set forth in Section 7.12 hereof.
 ----                                      ------------

"Collateral" shall mean all Equipment, Leases and other property subject to
 ----------
the Lien of the Collateral Documents, including, without limitation, insurance policies as required pursuant to Section 9.6.
                                           -----------


"Collateral Agent" shall mean First Security Bank Of Utah, National Association
 ----------------
not in its individual capacity but solely as agent under the Agency Agreement, and its successors thereof.


"Collateral Certificate" shall mean the Collateral Value certificate,
 ----------------------
substantially in the form of Exhibit C.
                             ---------

"Collateral Documents" shall mean the Security Agreements, together with
 --------------------
any Security Agreement Supplements, and the Guaranties. Following the execution and delivery, if any, of the Railcar Security Agreement in accordance with Section 5.6(b) hereof, "Collateral Documents" shall include
                --------------          --------------------
the Railcar Security Agreement, together with any Railcar Security Agreement Supplements.

"Collateral Value" shall mean with respect to each Issuer (including an
 ----------------
Issuer for whose benefit Collateral is added or designated pursuant to
Section 5.6(c) or 5.6(e)) (a) in respect of Containers pledged to the
- --------------    ------
Collateral Agent, the cost basis of the individual Containers less depreciation on a straight line basis over a fifteen (15) year life until their estimated salvage value is reached as reflected on the books and records of an Issuer, in accordance with GAAP, (b) with respect to Chassis pledged to the Collateral Agent, the depreciated calculated value using a depreciable basis of $6,250 per Chassis, less depreciation on a straight line basis over a twenty (20) year life until a specified "floor value" of no less than $2,000 per Chassis is reached (which results in depreciation of $212.50 per Chassis per year of age), and (c) with respect to Railcars pledged to the Collateral Agent, if any, the cost basis of the individual Railcar less depreciation on a straight line basis over a twenty-five (25) year life until the estimated salvage value of each such Railcar is reached, as reflected on the books and records of Interpool, in accordance with GAAP.

"Commitment" shall mean the amount set forth opposite the name of each
 ----------
Purchaser on Schedule 1 attached hereto.
             ----------

"Containers" shall mean general purpose standard, inter-modal dry cargo
 ----------
containers, each in 20 or 40 foot lengths and having a configuration suitable for shipping small packages or bulk material that confines the contents and can be handled in transit as a unit, for road transport on chassis, or for rail transport deck-mounted to appropriate rail cars.

"Control" shall mean the possession, directly or indirectly, of the power
 -------
to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Controlled Group" shall have the meaning as defined in the Code.
 ----------------

"Default" shall mean an event or condition which, with the passage of time
 -------
or with the giving of notice, or both, would constitute an Event of Default.

"Depreciation" shall be determined in accordance with GAAP.
 ------------

"Duff & Phelps" shall mean Duff & Phelps Credit Rating Co.
 -------------

"Earnings Available for Fixed Charges" shall mean the sum of Fixed Charges
 ------------------------------------
plus Net Earnings before income taxes.

"Equipment" shall mean Containers, Chassis and Railcars.
 ---------

"ERISA" shall have the meaning set forth in Section 7.12 hereof.
 -----                                      ------------

"Event of Default" shall mean any of the events specified in Section 10.1,
 ----------------                                            ------------
provided there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

"Financed Equipment" shall mean all Equipment now owned or hereafter
 ------------------
acquired by any of the Issuers, including New Equipment and Used Equipment, which is included in the Collateral pursuant to this Agreement.

"Fixed Charges" shall mean the sum of interest expense (including
 -------------
capitalized interest, if any,) plus lease rentals on Long-Term Leases and the interest component of capitalized leases.

"Funded Debt" shall mean all indebtedness for money borrowed with recourse
 -----------
to Interpool and its Restricted Subsidiaries, including purchase money mortgages, leases capitalized in accordance with Statement 13 of the Financial Standards Board and conditional sales contracts and similar title retention debt in instruments (excluding any current maturities of such indebtedness) which by its terms mature more than one year from the date of any calculation thereof and/or which is renewable or extendible under any revolving or similar agreement. The calculation of Funded Debt shall include all Funded Debt of Interpool and its Restricted Subsidiaries, plus any Funded Debt of another Person, other than a Restricted Subsidiary, which has been guaranteed by Interpool or any of its Restricted Subsidiaries. Funded Debt shall exclude all Indebtedness of Interpool or any of its Restricted Subsidiaries which is non-recourse to Interpool or any of its Restricted Subsidiaries, as the case may be.

"GAAP" shall mean generally accepted accounting principles, in effect from
 ----
time to time, consistently applied in the United States.

"Guarantor" shall mean Interpool.
 ---------

"Guaranties" shall mean the Guaranties by the Guarantor in favor of each
 ----------
Purchaser, substantially in the form of Exhibit D.
                                        ---------

"Investment Company Act of 1940" shall mean the Investment Company Act of
 ------------------------------
1940, as amended.

"Issuer(s)" shall have the meaning set forth in the introductory paragraph
 ---------
hereof.

"Leases" shall mean all leases or similar arrangements with respect to the
 ------
Financed Equipment, but only to the extent that they relate to the Financed Equipment, and all extensions, substitutions and modifications thereto.

"Liens" shall mean all mortgages, liens, judicial liens, encumbrances,
 -----
security interests, charges, pledges, hypothecations, assignments, conditional sale or other title retention agreements and the like, relating to any real or personal property interest of an Issuer, whether legal or equitable.

"Long-Term Leases" shall mean minimum lease rentals of non-capitalized
 ----------------
leases whereunder Interpool or any Restricted Subsidiary is the lessee with an initial term in excess of three years, excluding leases of office
                                          ---------
equipment and motor vehicles used in the ordinary course of business.

"Majority In Interest", as of a particular date of determination, shall
 --------------------
mean the holders of more than 66 2/3% of the aggregate outstanding principal amount of the Notes.

          "Make Whole Premium" and related definitions.  For all purposes
           -------------------------------------------
of this Section 15, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

               "Discounted Value" shall mean, as of any Settlement Date,
                ----------------
the sum of amounts obtained by discounting all Remaining Scheduled Payments as of such Settlement Date from their respective scheduled due dates to the Settlement Date in accordance with accepted financial practice and using a discount factor based on the Reinvestment Yield restated on an equivalent quarterly compounded basis. The Reinvestment Yield restated on an equivalent quarterly compounded basis ("Yq") shall be equal to the product of (a) four, and (b) one subtracted from the square root of the sum of one plus a fraction, the numerator of which is the Reinvestment Yield and the denominator of which is two, it being understood that the foregoing calculation is expressed as the formula below where RY equals the Reinvestment Yield:

                      ----------
         Yq = 4 x (1 + RY  - 1)
                       --
                          2

Such discount factor for each Remaining Scheduled Payment shall be applied by dividing such Remaining Scheduled Payment ("RSP") by an amount equal to
(A) the sum of one plus a fraction, the numerator of which is the Reinvestment Yield restated on an equivalent quarterly compounded basis
(Yq) and the denominator of which is four, (B) which sum shall be raised to an exponent equal to the number of quarterly payments or portions thereof from the Settlement Date to the scheduled due date of such Remaining

Scheduled Payment ("n"), it being understood that the foregoing calculation is expressed as the formula below:

          Discounted           RSP
                           ----------
          Value of RSP =   (1  +  Yq)n
                                  --
                                   4

               "Make Whole Premium" shall mean, as of any Settlement Date,
                ------------------
an amount equal to the excess, if any, of the Discounted Value over the unpaid principal amount of the Note (or the portion thereof being prepaid or accelerated) then outstanding (determined immediately prior to any prepayment made on such Settlement Date). The Make Whole Premium shall in no event be less than zero.

               "Reinvestment Yield" shall mean, as of any Settlement Date,
                ------------------
0.50% over the yield to maturity (computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)) implied by the yields reported, as of 10:00 a.m. (New York City time) two Business Days next preceding such Settlement Date on the display designated as "Page 500" on the Telerate Service for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of the Notes as of such Settlement Date (or if such data services are no longer available or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then any publicly available source of similar market data acceptable to at least 51% of the Purchasers of the outstanding Notes being prepaid or accelerated, as the case may be). It is understood that the yield to maturity for actively traded U.S. Treasury securities and the Reinvestment Yield are stated on a semi-annual bond equivalent basis in accordance with accepted financial practice. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill/note quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly (calculated to the nearest one-twelfth of a year) between yields reported for (i) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life and (ii) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life, except that if the Remaining Average Life is less than one year, the yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

               "Remaining Average Life" shall mean, as of any Settlement
                ----------------------
Date, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) the principal amount of the Notes then outstanding (or if less than all Notes are to be prepaid, the principal amount to be prepaid) (determined prior to any prepayment or acceleration required or made on such

Settlement Date) into (ii) the sum of the products obtained by multiplying
(a) each Remaining Scheduled Payment (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between such Settlement Date and the scheduled due date of such Remaining Scheduled Payment.

               "Remaining Scheduled Payments" shall mean, as of any
                ----------------------------
Settlement Date, all payments of principal to be prepaid or accelerated on such Settlement Date and interest on such payments that would be due on or after such Settlement Date if such Note (or such payments of principal) were not prepaid or accelerated prior to its scheduled due date (excluding accrued interest from the last date that interest was payable to and including the date prior to the Settlement Date).

               "Settlement Date" shall mean each Prepayment Date and the
                ---------------
date of any other prepayment or acceleration of the Notes with respect to which prepayment or acceleration the Make Whole Premium is payable.

"Margin Stock" shall have the meaning as defined in Regulation U.
 ------------

"Moody's" shall mean Moody's Investors Services, Inc.
 -------

"NAIC" shall have the meaning set forth in Section 4.13(a) hereof.
 ----                                      --------------

"Net Book Value" shall have the meaning as determined in accordance with
 --------------
GAAP.

"Net Earnings" shall mean the consolidated net income before extraordinary
 ------------
items of Interpool and its Restricted Subsidiaries for any period, determined in conformity with GAAP consistent with those applied in preparing Interpool's audited annual reports.

"New Equipment" shall mean newly manufactured Equipment owned at any time
 -------------
by either of the Issuers that have not yet been put into use and free of all Liens.

"Nominee(s)" shall have the meaning set forth in Section 3 hereof.
 ----------                                      ---------

"Obligations" shall mean (i) any and all indebtedness, obligations,
 -----------
liabilities and agreements of any kind and nature of the Issuers pursuant to this Agreement, the Notes or any other Transaction Document to or with any of the Purchasers, or to or with any Nominees of any of the Purchasers, or of any guarantor of any of such Issuers' indebtedness, obligations, liabilities and agreements, now existing or hereafter arising, and now or hereafter incurred, whether in the form of loans, guarantees, interest, charges, expenses, fees (including, without limitation, attorneys' fees) or otherwise, direct or indirect, (including, without limitation, any participation or interest of any of the Purchasers (or of a Nominee of any of the Purchasers) in any such Issuers' indebtedness) acquired outright, conditionally or as collateral security from another, absolute or contingent, joint and/or several, liquidated or unliquidated, due or not due, contractual or tortious, secured or unsecured, arising by operation of law or otherwise, whether incurred by the Issuers as principal, surety, endorser, guarantor, accommodation party or otherwise;
(ii) all other sums and charges to be paid to the Purchasers pursuant to this Agreement; and (iii) all interest and late charges on any of the foregoing.

"Officer's Certificate" shall mean a certificate signed by the President,
 ---------------------
any Vice President, the Treasurer or an Assistant Treasurer and, in the case of a commercial bank or trust company, by any other officer customarily performing the functions similar to those performed by the Persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject; provided, however, that in the case of the
                        --------  -------
Collateral Agent, "Officer's Certificate" shall mean a certificate signed by any Vice President, any Assistant Vice President, any Trust Officer or any Assistant Trust Officer who is, in each case, responsible for corporate trust administration.

"Other Investments" shall mean investments in excess of an aggregate of
 -----------------
$10,000,000.00 (other investments up to an aggregate of $10,000,000.00 being provided for in Section 9.25(k) hereof) in anything other than those
                      ---------------
investments listed in paragraphs (a) through (g) and (i) and (j) of Section
                                                                    -------
9.25 hereof, which shall be deemed to be Unrestricted Subsidiaries for
- ----
purposes of calculating the financial covenants in connection with Section
                                                                   -------
9.19 hereof.
- ----

"Overdue Rate" shall have the meaning set forth in the Notes.
 ------------

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any Person
 ----
succeeding to the functions thereof.

"Permitted Investments" shall have the meaning set forth in Section 9.25
 ---------------------                                      ------------
hereof.

"Permitted Liens" shall mean
 ---------------

     (i) Liens for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and the enforcement of which has been stayed (and for the payment of which adequate reserves are provided);

     (ii) carriers', seamen's, stevedores', wharfinger's, warehousemen's, mechanics', suppliers', material- men's, repairmen's or other like Liens arising in the ordinary course of business and relating to amounts not yet due or which shall not have been overdue for a period of more than sixty
(60) days or which are being contested in good faith by appropriate proceedings or for the payment of which adequate reserves have been provided;

     (iii) leases, lease agreements, and other contracts entered into in the ordinary course of business providing for the leasing, sale or exchange of Equipment owned by the Company;

     (iv) deposits and other forms of security given to any governmental agency or body created or approved by law or governmental regulation as a condition to the transaction of business or the exercise of any privilege, franchise or license;

     (v) deposits and other forms of security in connection with worker's compensation, unemployment insurance and other social security legislation; and

     (vi) deposits and other forms of security to secure the performance of bids, trade contracts (other than for borrowed money), leases, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

"Person" shall mean and include an individual, a partnership, a joint
 ------
venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

"Placement Agent" shall have the meaning set forth in Section 4.14 hereof.
 ---------------                                      ------------

"Plan" shall mean any plan subject to the minimum funding requirements of
 ----
Section 412 of the Code.

"Prepayment Date" shall mean the date of an optional prepayment of any of
 ---------------
the Notes by any Issuer pursuant to Section 5.5 hereof.
                                    -----------

"Pro-Forma Fixed Charges" shall mean Fixed Charges after giving effect to
 -----------------------
the Funded Debt referred to in Section 9.19(b).
                               ---------------

"Purchasers" shall have the meaning set forth in the introductory paragraph
 ----------
hereof and shall include the successors and assigns of each Purchaser.

"Qualified Institutional Buyer" shall mean
 -----------------------------

     (i) a duly authorized domestic bank, savings and loan association, insurance company, registered investment company, registered investment adviser or registered dealer, acting for its own account, which in the aggregate owns and invests on a discretionary basis at least $100 million in securities and, in each case, which has a net worth of at least $100 million; or

     (ii) A foreign bank, savings and loan association or insurance company or equivalent institution, acting for its own account, which in the aggregate owns and invests on a discretionary basis at least $100 million in securities and, in each case, has a net worth of at least $100 million; or

     (iii) Any other entity which also constitutes a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

"QPAM Exemption" shall have the meaning set forth in Section 8.3(c) hereof.
 --------------                                      -------------

"Railcars" shall mean steel wheeled vehicles for use on railroad tracks.
 --------

"Railcar Security Agreement" shall mean the Railcar Security Agreement
 --------------------------
between the Collateral Agent and Interpool in respect of the Railcars (as may be amended, supplemented or modified from time to time), substantially in the form of Exhibit H.
               ---------

"Railcar Security Agreement Supplement(s)" shall have the meaning set forth
 ----------------------------------------
in the Railcar Security Agreement.

"Record Date" shall have the meaning specified in the relevant Note.
 -----------

"Register" shall have the meaning specified in Section 5.4(a) hereof.
 --------                                      -------------

"Regulation U" shall mean Regulation U of the Board of Governors of the
 ------------
Federal Reserve System, as the same may be amended or supplemented from time to time.

"Related Party" shall mean The Ivy Group, Radcliff Group, Princeton
 -------------
Intermodal Equipment Trust I, Eurochassis L.P., three New Jersey limited partnerships called Microtech Three, Microtech Four and Microtech Five, Princeton International Properties, Inc., Martom Associates, and 211 College Road Associates, a New Jersey general partnership and any other Affiliates of Interpool or its Restricted Subsidiaries.

"Reportable Event" shall have the meaning as such term is defined in Title
 ----------------
IV of ERISA.

"Responsible Officer" shall mean, with respect to the subject matter of any
 -------------------
covenant, agreement or obligation of any Person contained in any Transaction Document, the President, or any Vice President, Treasurer, Assistant Treasurer or other officer thereof, who in the normal performance of his or her operational responsibility would have knowledge of such matters and the requirements with respect thereto.

"Restricted Payments" shall mean cash dividends, redemption of capital
 -------------------
stock, Other Investments, and investments in Unrestricted Subsidiaries.

"Restricted Subsidiary" shall mean any Subsidiary which has not been
 ---------------------
designated as an Unrestricted Subsidiary, provided that Ltd. shall be a Restricted Subsidiary unless and until: (a) it shall be fully released from all its Obligations (other that its representations, warranties and indemnities) upon Interpool's assumption of all such Obligations pursuant to Section 5.6(a) hereof, or (b) its Notes and all its other Obligations
   --------------
shall have been paid in full, provided further that Ltd. may not be
                              -------- -------
designated as an Unrestricted Subsidiary if a Default or an Event of Default shall have occurred and be continuing or would result from Ltd. being designated as an Unrestricted Subsidiary.

"Securities Act" shall mean the Securities Act of 1933, as amended.
 --------------

"Security Agreement(s)" shall mean each of the Security Agreements between
 ---------------------
the Collateral Agent and an Issuer in respect of the Collateral, excluding the Railcars, substantially in the form of Exhibit E.
                                           ---------

"Security Agreement Supplement(s)" shall have the meaning set forth in the
 --------------------------------
Security Agreement.

"Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division
 -----------------
of McGraw Hill, Inc.

"Subsidiary" shall mean any Person (other than an individual) with respect
 ----------
to which Interpool or any one or more of its subsidiaries has Control.

"Tangible Net Worth" shall mean stockholders' equity as set forth on a
 ------------------
consolidated financial statement for Interpool and its Restricted
Subsidiaries, reduced by all items of goodwill and other intangible assets (other than deferred charges).

"Taxes" shall have the meaning set forth in Section 9.23(a) hereof.
 -----                                      ---------------

"Transaction Documents" shall mean this Agreement, the Notes, the Agency
 ---------------------
Agreement and the Collateral Documents.

"UCC" shall mean the Uniform Commercial Code as enacted in any state of the
 ---
United States or in the District of Columbia or the

United States Virgin Islands insofar as any such statute, as in effect from time to time, may be relevant to the creation, perfection continuation and enforcement of Liens on Collateral.

"Unrestricted Subsidiary" shall mean any Subsidiary which is designated by
 -----------------------
Interpool as an Unrestricted subsidiary and/or any Other Investment.

"Used Equipment" shall mean all Equipment owned at any time by either of
 --------------
the Issuers that is not New Equipment.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this Agreement and return the same to the Issuers, whereupon this Agreement shall become a binding agreement among the Issuers and the Purchasers.

                                   Very truly yours,

                                   INTERPOOL, INC.

                                   By:
                                       --------------------------------
                                       Title:

                                   INTERPOOL LIMITED

                                   By:
                                       --------------------------------
                                       Title:

                                   The foregoing Agreement is hereby
                                   accepted as of the date first above
                                   written.

                                   NOTE PURCHASERS:

                                   *

                                   By:
                                       --------------------------------
                                        Title:

                                   *

                                   By:
                                       --------------------------------
                                        Title:

                                   *

                                   By:
                                       --------------------------------
                                        Title:

                                   *

                                   By:
                                       --------------------------------
                                        Title:

                                   *

                                   By:
                                       --------------------------------
                                        Title:

                                   *

                                   By:
                                       --------------------------------
                                        Title:



* Confidential Treatment Requested

                      Schedule 1 To Note Purchase Agreement
     PURCHASERS SCHEDULE


                                  Interpool        Ltd.
Name of Purchaser                    Note          Note            Total
- -----------------                    ----          ----            -----

1.   *                         $3,323,076.92    $8,676,923.08     $12,000,000

2.   *                           $830,769.23    $2,169,230.77      $3,000,000

3.   *                          3,046,153.85     7,953,846.15      11,000,000

4.   *                          1,107,692.31     2,892,307.69       4,000,000

5.   *                            553,846.15     1,446,153.85       2,000,000

6.   *                            138,461.54       361,538.46         500,000
                                _________       __________          _________
                               $9,000,000      $23,500,000        $32,500,000
                                                                   ----------





* Confidential Treatment Requested





                                 SCHED 1, Page  1